                                                                     EXHIBIT 4.1
================================================================================
                      DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                                     Seller


                     DEUTSCHE FINANCIAL SERVICES CORPORATION
                                    Servicer

                                       and

                            THE CHASE MANHATTAN BANK
                                     Trustee

                       ----------------------------------

                            SERIES 2000-3 SUPPLEMENT

                            Dated as of July 1, 2000

                                       to

              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2000


                       ----------------------------------


             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST
                                  SERIES 2000-3

================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE


                                                              ARTICLE I

                                             Creation of the Series 2000-3 Certificates

SECTION 1.1           Designation.................................................................................1

                                                             ARTICLE II
                                                            Definitions
SECTION 2.1           Definitions.................................................................................1

                                                             ARTICLE III
                                                            Servicing Fee
SECTION 3.1           Servicing Compensation.....................................................................14

                                                             ARTICLE IV

                                         Rights of Series 2000-3 Certificateholders and
                                              Allocation and Application of Collections

SECTION 4.1           Allocations; Payments to Seller............................................................16
SECTION 4.2           Monthly Interest; Determination of Certificate Rate........................................16
SECTION 4.3           Determination of Monthly Principal.........................................................17
SECTION 4.4           Establishment of Reserve Fund and Funding Accounts.........................................18
SECTION 4.5           Deficiency Amount..........................................................................21
SECTION 4.6           Application of Investor Non-Principal Collections, Investment Proceeds,
                      Servicer Advances and Available Investor Principal Collections.............................21
SECTION 4.7           Distributions to Series 2000-3 Certificateholders..........................................24
SECTION 4.8           Application of Reserve Fund................................................................26
SECTION 4.9           Investor Charge-Offs.......................................................................26
SECTION 4.10          Excess Servicing...........................................................................27
SECTION 4.11          Excess Principal Collections...............................................................27
SECTION 4.12          Excess Funding Account.....................................................................27
SECTION 4.13          Yield Supplement Account...................................................................29





                                                               ARTICLE V
                                                       Distribution and Reports to
                                                     Series 2000-3 Certificateholders
SECTION 5.1           Distributions..............................................................................29
SECTION 5.2           Reports and Statements to Series 2000-3 Certificateholders.................................30

                                                               ARTICLE VI
                                                      Early Amortization Events
SECTION 6.1           Additional Early Amortization Events.......................................................30

                                                               ARTICLE VII
                                                         Optional Repurchase
SECTION 7.1           Optional Repurchase........................................................................32

                                                               ARTICLE VIII
                                                            Final Distributions

SECTION 8.1           Sale of Certificateholders' Interest Pursuant to Section 2.3 of the
                      Agreement; Distributions Pursuant to Section 7.1 of this Series
                      Supplement or Section 2.3 or 12.2(c) of the Agreement......................................32
SECTION 8.2           Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to
                      Section 9.2 of the Agreement...............................................................34

                                                               ARTICLE IX
                                                         Miscellaneous Provisions
SECTION 9.1           Securities Law Filings.....................................................................34
SECTION 9.2           Ratification of Agreement..................................................................34
SECTION 9.3           Counterparts...............................................................................35
SECTION 9.4           Governing Law..............................................................................35
SECTION 9.5           Limitation of Class C Certificates.........................................................35
SECTION 9.6           The Trustee; Paying Agent; Transfer Agent and Registrar....................................39
SECTION 9.7           Instructions in Writing....................................................................39
SECTION 9.8           Initial Funding of Reserve Fund............................................................39
SECTION 9.9           Severability; Certificate Rate Limitation..................................................39
SECTION 9.10          Headings...................................................................................40



SECTION 9.11          Certain Matters Relating to Luxembourg Stock Exchange Listing..............................40
SECTION 9.12          Amendment to Series 2000-1.................................................................41
SECTION 9.13          Amendment to Series 2000-2.................................................................41

EXHIBITS

Exhibit A             Form of Certificate
Exhibit B             Distribution Date Statement
Exhibit C             Form of Representation Letter

SCHEDULES

Schedule 1            Accounts
Schedule 2            Initial Principal Amounts of Certificates

     SERIES 2000-3 SUPPLEMENT dated as of July 1, 2000 (this "Series Supplement"), among DEUTSCHE FLOORPLAN RECEIVABLES, L.P., a Delaware limited partnership, as Seller, DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation, as Servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee.

     Pursuant to Section 6.3 of the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000 (the "Agreement"), among the Seller, the Servicer and the Trustee, the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates.

     Pursuant to this Series Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                    ARTICLE I

                   Creation of the Series 2000-3 Certificates

     SECTION 1.1 Designation. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Floating Rate Asset Backed Certificates, Series 2000-3" or the "Series 2000-3 Certificates", which shall consist of three Classes to be known, respectively, as the "Floating Rate Asset Backed Certificates, Series 2000-3, Class A," "Floating Rate Asset Backed Certificates, Series 2000-3, Class B" and "Floating Rate Asset Backed Certificates, Series 2000-3, Class C."

     (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                                   ARTICLE II

                                   Definitions

     SECTION 2.1 Definitions. (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings:

     "Accumulation Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause
(c) of the definition of Early Amortization Period in the Agreement), the period commencing on the Accumulation Period Commencement Date and ending upon the earlier of (a) the commencement of an Early Amortization Period and (b) the Expected Final Payment Date.

     "Accumulation Period Commencement Date" shall mean the first day of the calendar month which is the fourth calendar month prior to the calendar month in which the Expected Final Payment

Date occurs; provided, however, that upon written notice to the Trustee, the Servicer may elect to postpone the Accumulation Period Commencement Date so that the number of months included in the Accumulation Period shall equal or exceed the Accumulation Period Length; provided further, however, that such election shall only be permitted if the Accumulation Period Length is less than four months; provided further, however, that the Accumulation Period Commencement Date shall not be postponed beyond the first day of the calendar month which is the second calendar month prior to the calendar month in which the Expected Final Payment Date occurs.

     "Accumulation Period Length" shall mean, as determined by the Servicer on each Determination Date, beginning with the Determination Date occurring in the calendar month which is the fifth calendar month prior to the calendar month in which the Expected Final Payment Date occurs, the number of calendar months that the Servicer expects to be required so that sufficient funds are on deposit in the Principal Funding Account no later than the Expected Final Payment Date to pay the outstanding principal balances of the Certificates, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Series 2000-3 Certificateholders assuming a principal payment rate no greater than the lowest Monthly Payment Rate on the Receivables for the preceding three months, so that, for example, if the lowest Monthly Payment Rate for that preceding three month period is 50% or more, the number of calendar months required would be two; if the lowest Monthly Payment Rate for that preceding three month period is between 33.33% and 50%, the number of calendar months required would be three; and if the lowest Monthly Payment Rate for that preceding three month period is between 25% and 33.33%, the number of calendar months required would be four; and (b) the amount of principal expected to be distributable to Investor Certificateholders of other Series which are expected to be in their accumulation or amortization periods during the Accumulation Period.

     "Additional Early Amortization Event" shall have the meaning specified in
Section 6.1.

     "Additional Interest" shall mean the sum of the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest.

     "Adjustment Date" shall mean, with respect to any Interest Period, the second London Business Day preceding such Interest Period; provided that with respect to the first Interest Period, the Adjustment Date shall be July 18, 2000.

     "Allocable Miscellaneous Payments" shall mean, with respect to any Distribution Date, the product of (a) a fraction, the numerator of which is the Series 2000-3 Allocation Percentage for the related Collection Period and the denominator of which is the sum of the series allocation percentages for all Series not in their revolving periods, and (b) Miscellaneous Payments with respect to the related Collection Period.

     "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) an amount equal to Investor Principal Collections for such Distribution Date, (b) Allocable Miscellaneous Payments with respect to such Distribution Date, (c) any funds remaining in the Yield Supplement Account at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event and (d) on the Termination Date, any funds in the Reserve Fund after giving effect to Section 4.8.

     "Carry-over Amount" shall mean the sum of the Class A Carry-over Amount, the Class B Carry-over Amount and the Class C Carry-over Amount.

     "Certificate Rate" means any of the Class A Certificate Rate, the Class B Certificate Rate or the Class C Certificate Rate.

     "Certificateholders" shall mean, collectively, the Class A
Certificateholders, the Class B Certificateholders and the Class C Certificateholders.

     "Certificateholders' Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

     "Certificates" shall mean, collectively, the Class A Certificates, the Class B Certificates and the Class C Certificates.

     "Class A Additional Interest" shall have the meaning specified in Section 4.2(a).

     "Class A Carry-over Amount" shall mean, with respect to a Distribution Date an amount equal to the excess, if any, of (a) the amount equal to the Class A Monthly Interest for such Distribution Date calculated as if the Class A Certificate Rate for such Distribution Date were based on LIBOR rather than the Net Receivables Rate, over (b) the actual Class A Monthly Interest for such Distribution Date.

     "Class A Carry-over Amount Additional Interest" for a Distribution Date shall mean an amount equal to the product of:

     (a)      the Class A Certificate Rate for the Interest Period then ended;

     (b) a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360; and

     (c) any unpaid Class A Carry-over Amount, if any, for the previous Distribution Date.

     "Class A Certificate Rate" shall mean, for an Interest Period and the Distribution Date immediately following such Interest Period, a rate per annum equal to the lesser of (i) LIBOR plus fourteen basis points (0.14%) per annum and (ii) the related Net Receivables Rate.

     "Class A Certificateholders" shall mean the Holders of Class A
Certificates.

     "Class A Certificates" shall mean any one of the "Floating Rate Asset Backed Certificates, Series 2000-3, Class A" executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

     "Class A Initial Invested Amount" shall mean, for any date, the initial principal amount of the Class A Certificates, which is set forth in Schedule 2, plus (x) the product of (i) the Class A Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class A Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

     "Class A Interest Shortfall" shall have the meaning specified in Section 4.2(a).

     "Class A Invested Amount" shall mean, for any date, an amount equal to the result of (i) the Class A Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class A Investor Charge-Offs; provided that the Class A Invested Amount shall not be less than zero.

     "Class A Investor Charge-Off" shall have the meaning specified in Section 4.9.

     "Class A Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class A Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class A Certificateholders on such preceding Distribution Date, if any) or (B) in the case of the first Distribution Date with respect to Series 2000-3, the initial principal amount of the Class A Certificates as set forth in Schedule 2.

     "Class A Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of the Class A Certificates and the denominator of which is the outstanding principal balance of all Certificates.

     "Class A Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the outstanding principal balance of the Class A Certificates as of such Determination Date (determined after taking into account any reduction in the outstanding principal balance of the Class A Certificates which shall occur on the following Distribution Date) to the initial principal balance of the Class A Certificates.

     "Class B Additional Interest" shall have the meaning specified in Section 4.2(a).

     "Class B Carry-over Amount" shall mean, with respect to a Distribution Date, an amount equal to the excess, if any, of (a) the amount equal to the Class B Monthly Interest for such Distribution Date calculated as if the Class B Certificate Rate for such Distribution Date were based on LIBOR rather than the Net Receivables Rate, over (b) the actual Class B Monthly Interest for such Distribution Date.

     "Class B Carry-over Amount Additional Interest" for a Distribution Date shall mean an amount equal to the product of:

     (a)      the Class B Certificate Rate for the Interest Period then ended;

     (b) a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360; and

     (c) any unpaid Class B Carry-over Amount, if any, for the previous Distribution Date.

     "Class B Certificate Rate" shall mean, for an Interest Period and the Distribution Date immediately following such Interest Period, a rate per annum equal to the lesser of (i) LIBOR plus forty-seven (47) basis points (0.47%) per annum and (ii) the related Net Receivables Rate.

     "Class B Certificateholders" shall mean the Holders of Class B
Certificates.

     "Class B Certificates" shall mean any one of the "Floating Rate Asset Backed Certificates, Series 2000-3, Class B" executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

     "Class B Initial Invested Amount" shall mean, for any date, the initial principal amount of the Class B Certificates, which is set forth in Schedule 2, plus (x) the product of (i) the Class B Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class B Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

     "Class B Interest Shortfall" shall have the meaning specified in Section 4.2(a).

     "Class B Invested Amount" shall mean, for any date, an amount equal to the result of (i) the Class B Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class B Investor Charge-Offs; provided that the Class B Invested Amount shall not be less than zero.

     "Class B Investor Charge-Off" shall have the meaning specified in Section 4.9.

     "Class B Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class B Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class B Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class B Certificateholders on such preceding Distribution Date, if any) or (B) in the case of the first Distribution Date with respect to Series 2000-3, the initial principal amount of the Class B Certificates as set forth in
Schedule 2.

         "Class B Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of the Class B Certificates and the denominator of which is the outstanding principal balance of all Certificates.

     "Class B Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the outstanding principal balance of the Class B Certificates as of such Determination Date (determined after taking into account any reduction in the outstanding principal balance of the Class B Certificates which shall occur on the following Distribution Date) to the initial principal balance of the Class B Certificates.

     "Class C Additional Interest" shall have the meaning specified in Section 4.2(a).

     "Class C Carry-over Amount" shall mean, with respect to a Distribution Date, an amount equal to the excess, if any, of (a) the amount equal to the Class C Monthly Interest for such Distribution Date calculated as if the Class C Certificate Rate for such Distribution Date were based on LIBOR rather than the Net Receivables Rate, over (b) the actual Class C Monthly Interest for such Distribution Date.

     "Class C Carry-over Amount Additional Interest" for a Distribution Date shall mean an amount equal to the product of:

     (a)    the Class C Certificate Rate for the Interest Period then ended;

     (b) a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360; and

     (c) any unpaid Class C Carry-over Amount, if any, for the previous Distribution Date.

     "Class C Certificate Rate" shall mean, for an Interest Period and the Distribution Date immediately following such Interest Period, a rate per annum equal to the lesser of (i) LIBOR plus one hundred twenty-five basis points (1.25%) per annum and (ii) the related Net Receivables Rate.

     "Class C Certificateholders" shall mean the Holders of Class C
Certificates.

     "Class C Certificates" shall mean any one of the "Floating Rate Asset Backed Certificates, Series 2000-3, Class C" executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

     "Class C Initial Invested Amount" shall mean, for any date, the initial principal amount of the Class C Certificates, which is set forth in Schedule 2, plus (x) the product of (i) the Class C Percentage multiplied by (ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class C Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

     "Class C Interest Shortfall" shall have the meaning specified in Section 4.2(a).

     "Class C Invested Amount" shall mean, for any date, an amount equal to the result of (i) the Class C Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class C Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class C Investor Charge-Offs; provided that the Class C Invested Amount shall not be less than zero.

     "Class C Investor Charge-Off" shall have the meaning specified in Section 4.9.

     "Class C Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class C Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class C Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class C Certificateholders on such preceding Distribution Date, if any) or (B) in the case of the first Distribution Date with respect to Series 2000-3, the initial principal amount of the Class C Certificates as set forth in Schedule 2.

     "Class C Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of the Class C Certificates and the denominator of which is the outstanding principal balance of all Certificates.

     "Class C Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the outstanding principal balance of the Class C Certificates as of such Determination Date (determined after taking into account any reduction in the outstanding principal balance of the Class C Certificates which shall occur on the following Distribution Date) to the initial principal balance of the Class C Certificates.

     "Closing Date" shall mean July 20, 2000.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Controlled Accumulation Amount" shall mean the quotient obtained by dividing the Invested Amount as of the Determination Date on which the Accumulation Period Length is determined (after giving effect to any changes therein on such date) by the number of months comprising the Accumulation Period Length.

     "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, the excess, if any, of (i) the product of the Controlled Accumulation Amount and the number of Distribution Dates from and including the first Distribution Date during the Accumulation Period through and including such Distribution Date over (ii) the sum of amounts on deposit in the Excess Funding Account and the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.

     "Deficiency Amount" shall have the meaning specified in Section 4.5.

     "Distribution Date Statement" shall have the meaning specified in Section 5.2(a).

     "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.1 of the Agreement, together with any Additional Early Amortization Event specified in Section 6.1 of this Series Supplement.

     "Early Amortization Period" shall mean an Early Amortization Period (as defined in the Agreement) with respect to Series 2000-3.

     "Excess Funding Account" shall have the meaning specified in Section
4.4(d).

     "Excess Principal Collections" shall mean the amounts equal to the balances referred to as such in Sections 4.6(b)(ii) and 4.6(c)(ii).

     "Excess Servicing", shall mean, with respect to any Distribution Date, the amount, if any, specified pursuant to Section 4.6(a)(xi) with respect to such Distribution Date.

     "Expected Final Payment Date" shall mean the July 2002 Distribution Date.

     "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Unconcentrated Pool Balance as of such last day; provided, however, for the Collection Period in which the Closing Date occurs, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the sum of the initial principal balances of the Series 2000-3 Certificates and the denominator of which is the Unconcentrated Pool Balance on the last day of the Collection Period immediately preceding the Closing Date.

     "Initial Invested Amount" shall equal the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount.

     "Interest Funding Account" shall have the meaning specified in Section 4.4(b).

     "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     "Invested Amount" shall mean, for any date, the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

     "Investment Proceeds" shall mean, with respect to any Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on the related Determination Date on funds on deposit in the Series 2000-3 Accounts, together with an amount equal to the Series 2000-3 Allocation Percentage of the interest and other investment earnings (net of losses and investment expenses) on funds held in the Collection Account credited as of the related Determination Date to the Collection Account pursuant to Section 4.2 of the Agreement.

     "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Collection Period, after giving effect to any allocation of any portion of that Defaulted Amount to the Dealer Overconcentration Series, and (b) the Floating Allocation Percentage for the related Collection Period.

     "Investor Non-Principal Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (i) the Floating Allocation Percentage for the related Collection Period and (ii) Non-Principal Collections deposited in the Collection Account for the related Collection Period after giving effect to any allocations to the Dealer Overconcentration Series for such Collection Period.

     "Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or an Early Amortization Period, for the related Collection Period (or the portion of the Collection Period which occurs as part of the first Collection Period during an Early Amortization Period), and (ii) Principal Collections for the related Collection Period after giving effect to any allocations to the Dealer Overconcentration Series for such Collection Period and (b) the amount, if any, of Non-Principal Collections to be allocated with respect to the Investor Default Amount or unreimbursed Class A, Class B or Class C Investor Charge-Offs pursuant to
Section 4.6(a)(vi) or 4.6(a)(vii); provided that in the case of clause (a), if for any Distribution Date the sum of the Floating Allocation Percentage (if the Revolving Period is in effect), the Principal Allocation Percentage (if the Early Amortization Period or the Accumulation Period is in effect), the floating allocation percentages for all other outstanding Series of Investor Certificates in their revolving periods and the principal allocation percentages for all other outstanding Series of Investor Certificates in their early amortization or accumulation periods exceeds 100%, then, after giving effect to any allocations to the Dealer Overconcentration Series, Principal Collections shall be allocated among all Series (including Series 2000-3) pari passu and pro rata on the basis of such floating allocation percentages and principal allocation percentages.

     "LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appears on the Telerate Page 3750 as of approximately 11:00 A.M., London time, on the date of calculation as determined by the Trustee. If at least two such offered rates appear on the Telerate Page 3750, LIBOR shall be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such offered rates appear, LIBOR with respect to such Interest Period shall be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two such banks quote rates to the Trustee, LIBOR shall be the arithmetic mean (rounded upwards, if necessary, as aforesaid) of such quotations. If fewer than two of such banks quote rates to the Trustee, LIBOR with respect to such Interest Period shall be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not providing quotations as mentioned in this sentence, LIBOR in effect for the applicable period shall be LIBOR in effect for the previous period. If any Certificates are listed on the Luxembourg Stock Exchange, then, on or prior to each Distribution Date, the Trustee shall cause the Listing Agent (pursuant to a listing agency agreement between the Trustee and the Listing Agent which is mutually satisfactory to the Servicer, the Trustee and the Listing Agent) to notify the Luxembourg Stock Exchange of the interest rates applicable to such Certificates for the Interest Period commencing on such Distribution Date.

     "Listing Agent" shall mean, if the Class A Certificates or Class B Certificates are listed on the Luxembourg Stock Exchange, Kredietbank S.A. Luxembourgeoise, as additional Paying Agent and additional Transfer Agent and Registrar in Luxembourg for the Class A Certificates and the Class B Certificates, or any successor thereto.

     "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "Monthly Interest" shall have the meaning specified in Section 4.2.

     "Monthly Principal" shall have the meaning specified in Section 4.3.

     "Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

     "Net Receivables Rate" shall mean, with respect to each Distribution Date immediately following an Interest Period, (i) the weighted average of the interest rates borne by the Receivables during the second Collection Period preceding such Distribution Date (interest payments on the Receivables at such rates being due and payable in the Collection Period preceding such Distribution Date) plus (ii) the product of (x) the Monthly Payment Rate for the Collection Period preceding such Distribution Date, (y) the Discount Factor for such Distribution Date and (z) twelve less
(iii) 2% per annum, unless the Monthly Servicing Fee has been waived in whole or in part for such Distribution Date, in which case, solely for that Distribution Date, "2% per annum" will be deemed to be replaced by "0% per annum".

     "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the Unconcentrated Pool Balance as of the last day of the immediately preceding Collection Period.

     "Principal Funding Account" shall have the meaning specified in Section 4.4(c).

     "Private Holder" shall mean each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Series or Class of Certificates or any other interests as to which the Trustee has received an Opinion of Counsel to the effect that such Series, Class or other interest shall be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes (unless such interest is convertible or exchangeable into an interest in the Trust or the Trust's income or such interest provides for payment of equivalent value). Notwithstanding the immediately preceding sentence, "Private Holder" shall also include any other Person that the Seller determines is a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1(h)(3)) or any successor provision of law. Any Person holding more than one interest in the Trust, each of which separately would cause such Person to be a Private Holder, shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Internal Revenue Code shall be treated as a Private Holder unless excepted with the consent of the Seller (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent shall not cause the Trust to become a publicly traded partnership treated as a corporation). Notwithstanding anything to the contrary herein, each Class C Certificateholder shall be considered to be a Private Holder.

     "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date and (ii) the amounts distributable pursuant to Section 4.7(a)(i).

     "Required Participation Percentage" shall mean, with respect to Series 2000-3, 105%; provided, however, that the Seller may, upon 10 days' prior notice to the Trustee, each Rating

Agency and any Enhancement Provider, reduce the Required Participation Percentage to a percentage which shall not be less than 100%; provided, however, that the Rating Agency Condition is satisfied.

     "Reserve Fund" shall have the meaning specified in Section 4.4(a).

     "Reserve Fund Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which (i) the Reserve Fund Required Amount for such Distribution Date exceeds (ii) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Distribution Date.

     "Reserve Fund Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) three and one-half percent (3.5%) and (b) the aggregate outstanding principal balance of the Series 2000-3 Certificates as of such Distribution Date (after giving effect to any changes therein on such Distribution Date).

     "Revolving Period" shall mean the period beginning at the opening of business on the Closing Date and ending on the earlier of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date, and (b) the close of business on the day an Early Amortization Period commences; provided, however, that, if any Early Amortization Period ends as described in clause (c) of the definition of Early Amortization Period in the Agreement, the Revolving Period shall recommence as of the close of business on the day such Early Amortization Period ends.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series 2000-1 Supplement" shall mean the Supplement dated as of April 1, 2000 among the Seller, the Servicer and the Trustee setting forth terms of the Series known as "Series 2000-1".

     "Series 2000-2 Supplement" shall mean the Supplement dated as of April 1, 2000 among the Seller, the Servicer and the Trustee setting forth terms of the Series known as "Series 2000-2".

     "Series 2000-3" or the "Series 2000-3 Certificates" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

     "Series 2000-3 Accounts" shall have the meaning specified in Section
4.4(f).

     "Series 2000-3 Allocation Percentage" for a Collection Period shall mean the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last Business Day of the Collection Period immediately preceding such Collection Period and the denominator of which is the Trust Invested Amount on such last Business Day.

     "Series 2000-3 Certificateholders" shall mean, collectively, the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders.

     "Series 2000-3 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 2000-3 Certificates.

     "Series 2000-3 Certificates" shall mean, collectively, the Class A Certificates, the Class B Certificates and the Class C Certificates.

     "Series 2000-3 Excess Principal Collection" shall mean that portion of Excess Principal Collections allocated to Series 2000-3 pursuant to Section 4.11.

     "Series 2000-3 Principal Shortfall" with respect to any Distribution Date, shall equal the excess of (i) (x) for any Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount or (y) for any Distribution Date with respect to an Early Amortization Period, the Invested Amount, over
(ii) Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Excess Principal Collections).

     "Servicer Advance" shall have the meaning specified in Section 3.2.

     "Servicing Fee Rate" shall mean, with respect to Series 2000-3, two percent (2%).

     "Special Payment Date" shall mean each Distribution Date with respect to an Early Amortization Period (other than an Early Amortization Period that has ended as described in clause (c) of the definition of Early Amortization Period in the Agreement).

     "Telerate Page 3750" shall mean the display designated as page 3750 on Telerate (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks).

     "Termination Date" for Series 2000-3 shall mean the July 2004 Distribution Date.

     "Termination Proceeds" shall mean any proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 12.2(c) of the Agreement with respect to Series 2000-3.

     "Yield Supplement Account" shall have the meaning specified in Section 4.4(e).

     "Yield Supplement Account Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account after giving effect to any withdrawals from the Yield Supplement Account on that Distribution Date.

     "Yield Supplement Account Required Amount" shall mean an amount equal to one-half of one percent (0.5%) of the aggregate initial principal balance of the Series 2000-3 Certificates.

     (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the

Agreement with respect to Series 2000-3, Standard & Poor's, Moody's and Fitch. As used in this Series Supplement and in the Agreement with respect to Series 2000-3, "highest investment category" shall mean (i) in the case of Standard & Poor's, AAA and A-1+, as applicable, (ii) in the case of Moody's, Aaa and P-1, as applicable, and (iii) in the case of Fitch, AAA and F-1+, as applicable.

     (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section 2.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

     (e) All references to any agreement (including the Agreement) shall be understood to be references to such agreement as it may be amended, amended and restated or otherwise modified from time to time.

                                   ARTICLE III

                                  Servicing Fee

     SECTION 3.1 Servicing Compensation. A monthly servicing fee for your series (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the product of (i) the Series 2000-3 Allocation Percentage and (ii) the Pool Balance as of the last day of the second Collection Period preceding such Distribution Date. The share of the Monthly Servicing Fee allocable to the Series 2000-3 Certificateholders with respect to any Distribution Date (the "Certificateholders' Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the second Collection Period second preceding such Distribution Date and shall be payable in the manner set forth in Section 4.6 and Section 4.10; provided, however, that with respect to the first Distribution Date for Series 2000-3, clause (b) of this sentence shall be deemed to refer to the Invested Amount on the Closing Date. Notwithstanding the foregoing, with respect to the first Distribution Date for Series 2000-3, each reference in the preceding sentences of this Section to one-twelfth shall be deemed to be replaced by a fraction, the numerator of which is the number of days from but excluding the Closing Date to and including the last day of the month in which the Closing Date occurs and the denominator of which is 360.

     The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Trust, the Trustee or the Series 2000-3 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series, the Trustee and the Series 2000-3 Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series. The Certificateholders' Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement or to the extent that amounts may be netted with respect thereto in accordance with the terms of this Series Supplement or the Agreement.

     The Servicer shall be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date, in whole or in part, by notice to the Trustee on or before the related Determination Date; provided that the Servicer reasonably believes that sufficient Non-Principal Collections shall be available on any future Distribution Date to pay the waived portion of Monthly Servicing Fee. The waived portion of such Monthly Servicing Fee shall be paid on a future Distribution Date to the extent amounts are available therefor pursuant to Section 4.10(a) or to the extent that amounts may be netted with respect thereto in accordance with the terms of this Series Supplement or the Agreement; provided, however, that, to the extent any such waived Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.

     If the Servicer is DFS, and payment of any portion of the Monthly Servicing Fee to DFS on a Distribution Date would require a withdrawal from the Reserve Fund, then absent affirmative notice to the Trustee by DFS to the contrary, DFS shall be deemed to have waived payment of that portion on that Distribution Date; provided that a deemed waiver described in this sentence shall not occur on more than two Distribution Dates in any twelve month period and shall not occur on any two consecutive Distribution Dates.

     SECTION 3.2 Servicer Advances. On or before each Distribution Date, the Servicer will deposit into the Collection Account as an advance (a "Servicer Advance") an amount equal to the amount of interest due but unpaid on any Receivable for the related Collection Period (but only to the extent that the Servicer reasonably expects to recover that Servicer Advance from subsequent payments on that delinquent Receivable). No Servicer Advance shall be made by the Servicer for the principal portion of the Receivables or for Defaulted Receivables. The Servicer shall reimburse itself for a Servicer Advance on the subsequent Determination Date or Distribution Date (and, if necessary, on other Determination Dates or Distribution Dates) out of funds collected on all Receivables prior to the deposit of funds in the Collection Account.

                                   ARTICLE IV

                 Rights of Series 2000-3 Certificateholders and
                    Allocation and Application of Collections

         SECTION 4.1 Allocations; Payments to Seller. (1) Subject to Section 4.3(c) of the Agreement, and after giving effect to any allocations to the Dealer Overconcentration Series, Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts, as they relate to Series 2000-3, shall be allocated and distributed as set forth in this
Article IV.

         (b) The Servicer shall instruct the Trustee to withdraw from the Collection Account and pay (and the Trustee shall so withdraw and pay) to the Seller on each Deposit Date any funds not required to be held therein (or not required to be transferred from the Collection Account to a deposit account for the benefit of Investor Certificateholders of any Series).

         The withdrawals to be made from the Collection Account pursuant to this
Section 4.1(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to Section 2.3 of the Agreement, payment of the purchase price for the Series 2000-3 Certificateholders' Interest pursuant to Section 7.1 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.2 or 12.2 of the Agreement.

         SECTION 4.2 Monthly Interest; Determination of Certificate Rate. (1) "Monthly Interest" with respect to the Series 2000-3 Certificates on any Distribution Date shall be an amount equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest. Interest on the respective outstanding principal balance of each Class of Certificates shall accrue at the Class A Certificate Rate, Class B Certificate Rate or Class C Certificate Rate, as applicable, and shall be payable to Certificateholders on each Distribution Date.

         On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the Class A Monthly Interest for the Interest Period applicable to such Distribution Date over (y) the amount which shall be available to be paid to the Class A Certificateholders as Class A Monthly Interest from the Interest Funding Account on such Distribution Date pursuant to this Series Supplement. "Class A Additional Interest" shall mean, as of any Distribution Date, an amount equal to the product of (i) the Class A Certificate Rate for the Interest Period then ended, (ii) a fraction the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360, and (iii) the Class A Interest Shortfall, if any, for the previous Distribution Date. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable to the Interest Funding Account or distributed to Class A Certificateholders only to the extent permitted by applicable law.

         On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the Class B Monthly Interest for the

Interest Period applicable to such Distribution Date over (y) the amount which shall be available to be paid to the Class B Certificateholders as Class B Monthly Interest from the Interest Funding Account on such Distribution Date pursuant to this Series Supplement. "Class B Additional Interest" shall mean, as of any Distribution Date, an amount equal to the product of (i) the Class B Certificate Rate for the Interest Period then ended, (ii) a fraction the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360, and (iii) the Class B Interest Shortfall, if any, for the previous Distribution Date. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable to the Interest Funding Account or distributed to Class B Certificateholders only to the extent permitted by applicable law.

         On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class C Interest Shortfall"), of (x) the Class C Monthly Interest for the Interest Period applicable to such Distribution Date over (y) the amount which shall be available to be paid to the Class C Certificateholders as Class C Monthly Interest from the Interest Funding Account on such Distribution Date pursuant to this Series Supplement. "Class C Additional Interest" shall mean, as of any Distribution Date, an amount equal to the product of (i) the Class C Certificate Rate for the Interest Period then ended, (ii) a fraction the numerator of which is the actual number of days that Interest Period and the denominator of which is 360, and (iii) such Class C Interest Shortfall, if any, for the previous Distribution Date. Notwithstanding anything to the contrary herein, Class C Additional Interest shall be payable to the Interest Funding Account or distributed to Class C Certificateholders only to the extent permitted by applicable law.

         (b) The Distribution Date Statement shall specify the applicable Net Receivables Rate for the next Interest Period. Based on such Distribution Date Statement (and on the Trustee's calculation of LIBOR) the Trustee shall determine the Class A, Class B and Class C Certificate Rates for each Interest Period on the Determination Date immediately preceding each Interest Period. The Trustee shall notify the Servicer and the Listing Agent on each Adjustment Date of the Trustee's determination of LIBOR. The establishment of LIBOR on each Adjustment Date (or in the case of the date specified in the proviso to the definition of Adjustment Date, promptly following such date) by the Trustee and the Trustee's calculation of the Class A, Class B and Class C Certificate Rates shall (in the absence of manifest error) be final and binding.

         SECTION 4.3 Determination of Monthly Principal. The amount of monthly principal ("Monthly Principal") distributable with respect to the Series 2000-3 Certificates on each Distribution Date with respect to an Early Amortization Period and the Accumulation Period shall be equal to the Available Investor Principal Collections with respect to such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Monthly Principal, at the option of the Seller, may be increased to include amounts otherwise payable or distributable to the Seller (including without limitation
(i) amounts allocable to other Series but not required to be paid to such other Series on such Distribution Date and not required to be kept in a deposit account for such other Series after such Distribution Date and (ii) Collections otherwise allocable to the Seller's Interest)) or may be limited to the Controlled Deposit Amount for such Distribution Date; and provided further, however, that Monthly Principal shall not exceed the outstanding principal balance of the Series 2000-3 Certificates.

         SECTION 4.4 Establishment of Reserve Fund and Funding Accounts. (a)(i) The Trustee, for the benefit of the Series 2000-3 Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the Distribution Financial Services Floorplan Master Trust, Series 2000-3" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-3 Certificateholders.

         (ii) At the direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Trustee in Eligible Investments selected by the Servicer that shall mature so that such funds shall be available at the close of business on or before the Business Day next preceding the following Distribution Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 2000-3 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund and received prior to such Distribution Date shall be applied as set forth in Section 4.6(a) of this Series Supplement. Funds deposited in the Reserve Fund on the Business Day preceding a Distribution Date are not required to be invested overnight.

         (b)(i) The Trustee, for the benefit of the Series 2000-3 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Interest Funding Account"), which shall be identified as the "Interest Funding Account for the Distribution Financial Services Floorplan Master Trust, Series 2000-3" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-3 Certificateholders.

         (ii) At the direction of the Servicer, funds on deposit in the Interest Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer that shall mature so that such funds shall be available at the close of business on or before the Business Day next preceding the following Distribution Date. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2000-3 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Interest Funding Account and received prior to such Distribution Date shall be applied as set forth in
Section 4.6(a) of this Series Supplement. Funds deposited in the Interest Funding Account on the Business Day preceding a Distribution Date are not required to be invested overnight.

         (c)(i) The Trustee, for the benefit of the Series 2000-3 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for Distribution Financial Services Floorplan Master Trust, Series 2000-3" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-3 Certificateholders.

         (ii) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer that shall mature so that such funds shall be available at the close of business on or before the Business Day next preceding the following Distribution Date. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2000-3 Certificateholders. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account and received prior to such Distribution Date shall be applied as set forth in
Section 4.6(a) of this Series Supplement. Funds deposited in the Principal Funding Account on the Business Day preceding the Expected Final Payment Date are not required to be invested overnight.

         (d)(i) The Trustee, for the benefit of the Series 2000-3 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for Distribution Financial Services Floorplan Master Trust, Series 2000-3" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-3 Certificateholders.

         (ii) At the direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2000-3 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account and received prior to such Distribution Date shall be applied as set forth in
Section 4.6(a) of this Series Supplement. Funds deposited in the Excess Funding Account on any Distribution Date shall be invested in Eligible Investments that shall mature so that such funds shall be available on or before the close of business on the Business Day next preceding the following Distribution Date; provided that if, pursuant to Section 4.12, deposits to and withdrawals from the Excess Funding Account are being made on a weekly or daily basis, then such Eligible Investments shall mature on each Business Day on a weekly or daily basis, as the case may be; provided further that such Eligible Investments shall still mature so that funds shall be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Excess Funding Account on the Business Day preceding a Distribution Date are not required to be invested overnight.

         (e)(i) The Trustee, for the benefit of the Series 2000-3 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Yield Supplement Account"), which shall be identified as the "Yield Supplement Account for the Distribution Financial Services Floorplan Master Trust, Series 2000-3" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-3 Certificateholders.

         (ii) At the direction of the Servicer, funds on deposit in the Yield Supplement Account shall be invested by the Trustee in Eligible Investments selected by the Servicer that shall mature so that such funds shall be available at the close of business on or before the Business Day next preceding the following Distribution Date. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2000-3 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Yield Supplement Account and received prior to such Distribution Date shall be applied as set forth in

Section 4.6(a) of this Series Supplement. Funds deposited in the Yield Supplement Account on the Business Day preceding a Distribution Date are not required to be invested overnight.

         (f)(i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Fund, the Interest Funding Account, the Principal Funding Account, the Yield Supplement Account and the Excess Funding Account (collectively, the "Series 2000-3 Accounts") and in all proceeds thereof. The Series 2000-3 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, any of the Series 2000-3 Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 2000-3 Account meeting the conditions specified in paragraph (a)(i), (b)(i), (c)(i), (d)(i) or (e)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or investments to such new Series 2000-3 Account. Neither the Seller, the Servicer nor any other Person or entity claiming by, through or under the Seller, the Servicer or any such other Person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 2000-3 Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 2000-3 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 2000-3 Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 2000-3 Account.

         (ii) Pursuant to the authority granted to the Servicer in Section 3.1(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Series 2000-3 Accounts for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

         (g) Unless otherwise agreed to by the Rating Agencies, at no time may funds on deposit in any Series 2000-3 Account in an amount greater than 10% of the outstanding principal balance of the Certificates be invested in Eligible Investments (other than obligations of the United States government or investments in a mutual fund that does not have credit concentrations greater than 10%) of any single entity or its Affiliates.

         (h) Upon payment in full of all amounts payable on the Series 2000-3 Certificates pursuant to this Series Supplement, or any earlier date contemplated by this Series Supplement, any funds remaining on deposit in any Series 2000-3 Account shall be paid to the Seller.

         (i) The Trustee shall not in any way be held liable by reason of any insufficiency in any Series 2000-1 Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

              SECTION 4.5 Deficiency Amount. On each Determination Date, with respect to the related Distribution Date (the "current Distribution Date"), the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which

                      (a)  the sum of

                           (i) the Monthly Interest for the current Distribution
                      Date,

                           (ii) any Monthly Interest for any prior Distribution
                      Dates not distributed to the Certificateholders on a prior Distribution Date,

                           (iii) Additional Interest, if any, for the current
                      Distribution Date and any Additional Interest for any prior Distribution Date not distributed to the Certificateholders on such prior Distribution Date (but only to the extent permitted by applicable law),

                           (iv) the Certificateholders' Monthly Servicing Fee
                      for the current Distribution Date,

                           (v) the Investor Default Amount for the current
                      Distribution Date, and

                           (vi) the Series 2000-3 Allocation Percentage of the
                      amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.9(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date exceeds

                      (b) the sum of Investor Non-Principal Collections for the
              current Distribution Date plus any Investment Proceeds, if any, with respect to such Distribution Date.

              SECTION 4.6 Application of Investor Non-Principal Collections, Investment Proceeds, Servicer Advances and Available Investor Principal Collections. The Servicer shall direct the Trustee (by setting forth the following amounts in the related Distribution Date Statement) to make the following distributions on each Distribution Date (and the Trustee shall distribute):

              (a) On each Distribution Date, an amount equal to the sum of Investor Non-Principal Collections on deposit in the Collection Account (after giving effect to repayment to the Servicer of any Servicer Advances from any previous Distribution Dates) and any Investment Proceeds and the Servicer Advance, if any, for such Distribution Date, with respect to such Distribution Date in the following priority:

                      (i) first, an amount equal to the Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest for any prior Distribution Dates not distributed to the Class A Certificateholders on such prior Distribution Dates plus (but only to the extent permitted under applicable law) the amount of any Class A Additional Interest for the current Distribution Date and, without duplication, any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on prior Distribution Dates, shall be deposited to the Interest Funding Account;

                      (ii) second, an amount equal to the Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest for any prior Distribution Dates not distributed to the Class B Certificateholders on such prior Distribution Dates plus (but only to the extent permitted under applicable law) the amount of any Class B Additional Interest for the current Distribution Date and, without duplication, any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on prior Distribution Dates, shall be deposited to the Interest Funding Account;

                      (iii) third, an amount equal to the Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest for any prior Distribution Dates not distributed to the Class C Certificateholders on such prior Distribution Dates plus (but only to the extent permitted under applicable law) the amount of any Class C Additional Interest for the current Distribution Date and, without duplication any Class C Additional Interest previously due but not distributed to the Class C Certificateholders on prior Distribution Dates, shall be deposited to the Interest Funding Account;

                      (iv) fourth, so long as DFS is not the Servicer, an amount equal to the Certificateholders' Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

                      (v) fifth, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

                      (vi) sixth, an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Investor Principal Collections for such Distribution Date;

                      (vii) seventh, an amount required to reimburse unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs pursuant to Section 4.9 shall be treated as a portion of Investor Principal Collections for such Distribution Date;

                      (viii) eighth, so long as DFS is the Servicer, an amount equal to the Certificateholders' Monthly Servicing Fee for that Distribution Date shall be distributed to the Servicer, unless that amount has been netted against deposits to the Collection Account by DFS or waived;

                      (ix) ninth, any unpaid Class A Carry-over Amount, Class B Carry-over Amount or Class C Carry-over Amount for any previous Distribution Date, plus to the extent permitted under applicable law, the amount of any Class A Carry-over Amount Additional Interest, Class B Carry-over Amount Additional Interest and Class C Carry-over Amount Additional Interest for the current Distribution Date and, without duplication, any Class A Carry-over Amount Additional Interest, Class B Carry-over Amount Additional Interest and Class C Carry-over Amount Additional Interest previously due but not distributed to the Class A Certificateholders, Class B Certificateholders and Class C Certificateholders, respectively, shall be deposited in the Interest Funding Account;

                      (x) tenth, if that Distribution Date occurs prior to the beginning of the Accumulation Period and prior to the occurrence of an Early Amortization Event, an amount equal to the Yield Supplement Account Deposit Amount, if any, for that Distribution Date will be deposited in the Yield Supplement Account; and

                      (xi) eleventh, the balance, if any, shall constitute "Excess Servicing" and shall be allocated and distributed as set forth in Section 4.10.

         (b) On each Distribution Date with respect to the Revolving Period, the Servicer shall direct the Trustee in writing by setting forth the following amounts on the Distribution Date Statement to apply an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Collection Period shall be applied in the following priority:

                      (i) first, if (A) the Unconcentrated Pool Balance at the end of the preceding Collection Period is less than the Unconcentrated Pool Balance at the end of the second preceding Collection Period and
         (B) the Unconcentrated Pool Balance at the end of the preceding Collection Period is less than the Required Participation Amount for such Distribution Date (calculated before giving effect to any deposits to be made on such Distribution Date to the Excess Funding Account and any excess funding account for any other Series in their revolving periods to be made on such Distribution Date), then the Servicer shall direct the Trustee to deposit (and the Trustee shall deposit) Available Investor Principal Collections into the Excess Funding Account in an amount which shall reduce the Invested Amount such that, together with the deposits to the excess funding accounts, if any, (and any resulting reductions in the invested amounts) for other outstanding Series in their revolving periods for such Distribution Date, the Unconcentrated Pool Balance is equal to the Required Participation Amount, and

                      (ii) second, an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with Section 4.4 of the Agreement.

For purposes of determining the amount to be applied pursuant to subparagraph
(i) above, allocations of the amounts to be deposited in the Excess Funding Account and the excess funding account for other outstanding Series shall be made pro rata on the basis of the invested amounts (including the Invested Amount for Series 2000-3).

         If the Servicer has elected in respect of a Collection Period to make withdrawals from the Excess Funding Account on a daily or weekly basis pursuant to Section 4.12(b), then deposits into the Excess Funding Account required by this Section 4.6(b) shall be made on each Business Day in such Collection Period (if daily withdrawals and deposits have been elected) or on each Wednesday (or the next succeeding Business Day if such Wednesday is not a Business Day) in such Collection Period (if weekly withdrawals and deposits have been elected). In the case of such election, the Unconcentrated Pool Balance referred to in clause (B) above shall be the Unconcentrated Pool Balance on the preceding Business Day, in the case of an election to make daily deposits and withdrawals, and on the Monday next preceding the related Wednesday, in the case of an election to make weekly deposits and withdrawals.

                      (c) On each Distribution Date (x) with respect to the
                 Accumulation Period or (y) an Early Amortization Period (if a Responsible Officer of the Trustee has actual knowledge of such Early Amortization Period), an amount equal to the Available Investor Principal Collections on deposit in the Collection Account shall be distributed in the following priority:

                      (i) first, an amount equal to Monthly Principal for such
                 Distribution Date shall be deposited by the Servicer or the Trustee into the Principal Funding Account; and

                     (ii) second, for each Distribution Date with respect to
                 the Accumulation Period (unless an Early Amortization Event has occurred), an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with the written instructions of the Servicer in accordance with Section 4.4 of the Agreement.

                 SECTION  4.7 Distributions to Series 2000-3 Certificateholders.
(a) The Servicer shall direct the Trustee (by setting forth the amounts in Section 4.7(a)(i) in the related Distribution Date Statement) to make (and the Trustee shall make) the following distributions at the following times from the Interest Funding Account, the Principal Funding Account and the Excess Funding
Account:

                      (i) on each Distribution Date, available amounts on
                 deposit in the Interest Funding Account shall be distributed to the Series 2000-3 Certificateholders in the following order of priority:

                          (A) first, to the Class A Certificateholders, an
                     amount equal to the sum of (i) the Class A Monthly Interest for the current Distribution Date, plus (ii) any Class A Monthly Interest that was not distributed on any prior Distribution Date to the Class A Certificateholders, plus
                     (iii) to the extent permitted under applicable law, the amount of any Class A Additional Interest for the current Distribution Date and, without duplication, any Class A Additional Interest previously due but not distributed to the Class A Certificateholders;

                           (B) second, to the Class B Certificateholders, an
                  amount equal to the sum of (i) the Class B Monthly Interest for the current Distribution Date, plus (ii) any Class B Monthly Interest that was not distributed on any Distribution Date prior to the current Distribution Date to the Class B Certificateholders, plus (iii) to the extent permitted under applicable law, the amount of any Class B Additional Interest for the current Distribution Date and, without duplication, any Class B Additional Interest previously due but not distributed to the Class B Certificateholders;

                           (C) third, to the Class C Certificateholders, an
                  amount equal to the sum of (i) the Class C Monthly Interest for the current Distribution Date, plus (ii) any Class C Monthly Interest that was not distributed on any Distribution Date prior to the current Distribution Date to the Class C Certificateholders, plus (iii) to the extent permitted under applicable law, the amount of any Class C Additional Interest for the current Distribution Date and, without duplication, any Class C Additional Interest previously due but not distributed to the Class C Certificateholders;

                           (D) fourth, to the Class A Certificateholders, the
                  sum of any Class A Carry-over Amount for the current Distribution Date plus any unpaid Class A Carry-over Amount for any previous Distribution Date plus to the extent permitted under applicable law, the amount of any Class A Carry-over Amount Additional Interest for the current Distribution Date and, without duplication, any Class A Carry-over Amount Additional Interest previously due but not distributed to the Class A certificateholders;

                           (E) fifth, to the Class B Certificateholders, the sum
                  of any Class B Carry-over Amount for the current Distribution Date plus any unpaid Class B Carry-over Amount for any previous Distribution Date plus to the extent permitted under applicable law, the amount of any Class B Carry-over Amount Additional Interest for the current Distribution Date and, without duplication, any Class B Carry-over Amount Additional Interest previously due but not distributed to the Class B certificateholders; and

                           (F) sixth, to the Class C Certificateholders, the sum
                  of any Class C Carry-over Amount for the current Distribution Date plus any unpaid Class C Carry-over Amount for any previous Distribution Date plus to the extent permitted under applicable law, the amount of any Class C Carry-over Amount Additional Interest for the current Distribution Date and, without duplication, any Class C Carry-over Amount Additional Interest previously due but not distributed to the Class C certificateholders.

                  (ii) on each Special Payment Date (if a Responsible Officer of the Trustee has actual knowledge of the Early Amortization Period) and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account shall be distributed to the Series 2000-3 Certificateholders in the following order of priority: (A) first, to the Class A

         Certificateholders until the outstanding principal balance of the Class A Certificates has been reduced to zero; (B) second, to the Class B Certificateholders until the outstanding principal balance of the Class B Certificates has been reduced to zero; and (C) to the Class C Certificateholders until the outstanding principal balance of the Class C Certificates has been reduced to zero; provided, however, that the maximum amount distributed pursuant to this clause (ii) on any Distribution Date shall not exceed the excess, if any, of (x) the sum of the outstanding principal balance of the Class A, Class B and Class C Certificates, over (y) the sum of the unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs, each on such Distribution Date.

         (b) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.3, 9.2, 10.1 and 12.2 of the Agreement and
Section 8.1 and 8.2 of this Series Supplement.

         SECTION 4.8 Application of Reserve Fund. (1) If Investor Non-Principal Collections and Investment Proceeds on any Distribution Date (plus the amount of any Servicer Advance for such Distribution Date) are not sufficient to make the entire distributions required on such Distribution Date by Sections 4.6(a)(i),
(ii), (iii), (iv), (vi) and (viii), the Servicer shall direct the Trustee to withdraw (and the Trustee shall withdraw) funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Section 4.6(a)(i), (ii), (iii), (iv), (vi) and (viii) in the numerical order thereof.

         (b) On the Termination Date, any funds in the Reserve Fund shall be treated as Available Investor Principal Collections. Upon payment in full of the outstanding principal balance of the Series 2000-3 Certificates, any funds remaining on deposit in the Reserve Fund shall be paid to the Seller.

         SECTION 4.9 Investor Charge-Offs. If on any Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) the balance of the Reserve Fund is zero, then the Class C Invested Amount shall be reduced by the lesser of the Deficiency Amount for that Distribution Date and the Investor Default Amount for that Distribution Date (the lesser of such Deficiency Amount and such Investor Default Amount being a "Class C Investor Charge-Off"). In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount shall be maintained at or reduced to zero, and the Class B Invested Amount shall be reduced by the amount of such excess (the amount of such reduction being a "Class B Investor Charge-Off"). In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount shall be maintained at or reduced to zero, and the Class A Invested Amount shall be reduced by the amount of such excess but not by more than the Class A Invested Amount on such Distribution Date (the amount of such reduction being a "Class A Investor Charge-Off"). Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs shall thereafter be reimbursed (in that order) and the Class A Invested Amount, Class B Invested Amount and Class C Invested Amount increased (in that order) (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs, as the case may
be) on any

Distribution Date by the sum of (a) Allocable Miscellaneous Payments with respect to such Distribution Date and (b) the amount allocated and available for that purpose pursuant to Section 4.6(a)(vii). The Servicer shall be responsible for calculating Class A, Class B and Class C Investor Charge-Offs and shall give the Trustee notice thereof by setting forth such amounts in the Distribution Date Statement.

         SECTION 4.10 Excess Servicing. The Servicer shall direct the Trustee to apply (and the Trustee shall so apply), on each Distribution Date, Excess Servicing for such Distribution Date to make the following distributions in the following priority:

             (a) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived pursuant to
         Section 3.1 shall be distributed to the Servicer; and

             (b) the balance, if any, shall be distributed to the Seller.

         SECTION 4.11  Excess Principal Collections.

         "Series 2000-3 Excess Principal Collections", with respect to any Distribution Date, shall mean an amount equal to the lesser of (a) the Series 2000-3 Principal Shortfall, if any, for such Distribution Date and (b) an amount equal to the product of (x) excess principal collections for all Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 2000-3 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of principal shortfalls for all Series for such Distribution Date.

         SECTION 4.12 Excess Funding Account. (a) Any funds on deposit in the Excess Funding Account at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event shall be deposited in the Principal Funding Account. In addition, no funds shall be deposited in the Excess Funding Account during the Accumulation Period or any Early Amortization Period.

         (b) If (i) on any Determination Date during the Revolving Period there are any funds in the Excess Funding Account and (ii) the Unconcentrated Pool Balance at the end of the preceding Collection Period is greater than the Unconcentrated Pool Balance at the end of the second preceding Collection Period, then, subject to the other provisions of this Section 4.12(b) and to Sections 4.12(c) and (d), the Invested Amount and the invested amounts (but, in each case, not in excess of the initial principal amount of such Series) for all other outstanding Series that provide for an excess funding account or similar arrangement and are in their revolving periods shall be increased such that, after giving effect to such increases, the Required Participation Amount is at least equal to the Unconcentrated Pool Balance. On such Determination Date, the Servicer shall notify the Trustee of the amount, if any, of such increase in the Invested Amount and the Trustee shall withdraw from the Excess Funding Account and pay to the Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series' invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount is subject to the condition that after giving effect to such increase the Unconcentrated Pool Balance equals or exceeds the Required Participation Amount. In connection with the foregoing, the Seller shall endeavor (taking into account any seasonality experienced in the Accounts in the Trust) to minimize the amounts on deposit, from time to time, in the Excess Funding Account.

         The Seller may elect to make withdrawals from the Excess Funding Account and the excess funding accounts or similar arrangements for other Series on a daily or weekly basis during a Collection Period by giving the Trustee notice of such election at least two Business Days and no more than five Business Days prior to the commencement of such daily or weekly withdrawals. If such election is made, then deposits into the Excess Funding Account and excess funding accounts or similar arrangements for other Series shall be made on a similar basis for the related Collection Period. If such election is for withdrawals on a daily basis, then such withdrawals shall be made on each Business Day and the Unconcentrated Pool Balance to be referenced shall be the Unconcentrated Pool Balance on the next preceding Business Day. If such election is for withdrawals on a weekly basis, then such withdrawals shall be made on each Wednesday (or if such Wednesday is not a Business Day, then on the Business Day next succeeding such Wednesday) and the Unconcentrated Pool Balance to be referenced shall be the Unconcentrated Pool Balance on the preceding Monday.

         (c) In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investments in Principal Receivables,
(i) the allocation of additional Principal Receivables to increase the Invested Amount and the invested amounts of such other Series (and the related withdrawals from the Excess Funding Account and the other excess funding or similar accounts) shall be based on the proportion that the amount on deposit in the Excess Funding Account bears to amounts on deposit in the excess funding accounts (including the Excess Funding Account) of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available and (ii) the deposit of amounts into the Excess Funding Account and the excess funding accounts of such other Series shall be pro rata based on the proportion that the Invested Amount bears to the invested amounts (including the Invested Amount) of all Series providing for excess funding accounts or such similar arrangements.

         (d) In the event that any other Series is in an amortization period, early amortization period or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Seller. In the event that more than one other Series is in an amortization period, early amortization period or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Supplements for such Series, to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Seller.

         SECTION 4.13 Yield Supplement Account. On each Distribution Date prior to the beginning of the Accumulation Period and prior to the occurrence of an Early Amortization Event, the Trustee shall deposit Non-Principal Collections and Investment Proceeds, if any--to the extent available pursuant to Section 4.6(a)(x)--into the Yield Supplement Account in an amount equal to the Yield Supplement Account Deposit Amount, if any, for that Distribution Date.

         If the Class A Monthly Interest, Class B Monthly Interest or Class C Monthly Interest for any Distribution Date, determined as if the interest rate were based on LIBOR plus the applicable margin, exceeds the applicable monthly interest determined on the basis of the related Net Receivables Rate, the Servicer shall direct the Trustee to withdraw (and the Trustee shall withdraw) funds from the Yield Supplement Account, to the extent available, and apply those funds to deposit the amount of such excess into the Interest Funding Account first, for the benefit of the Class A Certificates, second, for the benefit of the Class B Certificates, and third, for the benefit of the Class C Certificates.

         Any funds on deposit in the Yield Supplement Account at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event shall be deposited in the Principal Funding Account.


                                    ARTICLE V

                           Distribution and Reports to
                        Series 2000-3 Certificateholders

         SECTION 5.1 Distributions. (a) On each Distribution Date, the Trustee as paying agent shall distribute to each Series 2000-3 Certificateholder of record on the preceding Record Date (other than as provided in Section 12.2 of the Agreement respecting a final distribution) such Series 2000-3 Certificateholder's pro rata share (based on the outstanding principal balances of the Series 2000-3 Certificates held by such Certificateholder) of the amounts on deposit in the Series 2000-3 Accounts as is payable to Series 2000-3 Certificateholders on such Distribution Date pursuant to and subject to the applicable priorities set forth in Section 4.7.

         (b) Except as provided in Section 12.2 of the Agreement with respect to a final distribution, distributions to Series 2000-3 Certificateholders hereunder shall be made by check mailed to each Series 2000-3 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 2000-3 Certificate or the making of any notation thereon; provided, however, that with respect to Series 2000-3 Certificates registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

         (c) For so long as any of the Series 2000-3 Certificates are listed on the Luxembourg Stock Exchange, the Trustee shall notify the Luxembourg Stock Exchange in the event that any of such Series 2000-3 Certificates listed on the Luxembourg Stock Exchange do not receive scheduled distributions of interest or principal on any Distribution Date in accordance with instructions from the Servicer (which may be standing instructions).

         SECTION 5.2 Reports and Statements to Series 2000-3 Certificateholders.
(a) At least two Business Days prior to each Distribution Date, the Servicer shall provide to the Trustee, the Rating Agencies and, for so long as any Series 2000-3 Certificates are listed on the Luxembourg Stock Exchange, such exchange, a statement substantially in the form of Exhibit B (a "Distribution Date Statement"), and on each Distribution Date the Trustee shall forward to each Series 2000-3 Certificateholder such statement prepared by the Servicer setting forth certain information relating to the Trust and the Series 2000-3 Certificates.

         (b) A copy of each statement provided pursuant to paragraph (a) and a copy of the Pooling and Servicing Agreement (without exhibits) and this Series Supplement shall be made available to Series 2000-3 Certificateholders of record for inspection at the Corporate Trust Office during the Trustee's normal business hours.

         (c) On or before January 31 of each calendar year, beginning with calendar year 2001, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2000-3 Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2000-3 Certificateholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2000-3 Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code for the preceding calendar year and such other customary information as is necessary to enable the Series 2000-3 Certificateholders (or Certificate Owners) to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

         (d) For so long as the Class A Certificates or the Class B Certificates are listed on the Luxembourg Stock Exchange and so long as the rules of such exchange so require, notices to the holders of the Class A Certificates and the Class B Certificates shall also be given by publication in an Authorized European Newspaper. The Trustee shall have the right to cause the Listing Agent, pursuant to a listing agency agreement between the Trustee and the Listing Agent which is mutually satisfactory to the Servicer, the Trustee and the Listing Agent, to give such notices by such publication.


                                   ARTICLE VI

                            Early Amortization Events

         SECTION 6.1 Additional Early Amortization Events. The occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Trustee or the Series 2000-3 Certificateholders, be deemed to be an Early

Amortization Event solely with respect to Series 2000-3 (each, an "Additional Early Amortization Event"):

                  (a) on any Distribution Date, the balance of the Reserve Fund is less than three and one-half percent (3.5%) of the aggregate outstanding principal balance of the Series 2000-3 Certificates, in each case after giving effect to all deposits, withdrawals and distributions on such Distribution Date; or

                  (b) any Servicer Default occurs; or

                  (c) a Class A Carry-over Amount, Class B Carry-over Amount or Class C Carry-over Amount is outstanding on six consecutive Distribution Dates (after giving effect to the distributions on each of those Distribution Dates); or

                  (d) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than twenty-five percent (25%) (or a lower percentage if the Rating Agency Condition has been satisfied with respect to that lower percentage); or

                  (e) the outstanding principal amount of the Series 2000-3 Certificates is not fully repaid on the Expected Final Payment Date; or

                  (f) the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any Receivables) (including recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds) during any three consecutive calendar months, to (ii) the average of the month-end aggregate balances of those Receivables (without deducting therefrom the Discount Portion) for such three-month period, exceeds five percent (5%) on an annualized basis; provided, that the percentage in this clause (f) may be changed, or any Early Amortization Event relating to this clause (f) may be waived, at the direction of the Seller and without the consent of any Series 2000-3 Certificateholder upon the satisfaction of the Rating Agency Condition; or

                  (g) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and any excess funding accounts for any other Series represents more than fifty percent (50%) of the total assets of the Trust on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or

                  (h) the Overconcentration Amount exceeds zero for a period of five Business Days after any Distribution Date, unless the Rating Agency Condition shall have been satisfied with respect to the existence of the Overconcentration Amount.

                                   ARTICLE VII

                               Optional Repurchase

         SECTION 7.1 Optional Repurchase. (a) On any Distribution Date occurring after the date on which the Invested Amount is reduced to less than ten percent (10%) of the initial principal amount of the Series 2000-3 Certificates on the Closing Date or less, the Seller shall have the option, subject to the condition set forth in paragraph (c), to purchase the entire, but not less than the entire, Series 2000-3 Certificateholders' Interest, at a purchase price equal to the Reassignment Amount for such Distribution Date.

         (b) The Seller shall give the Servicer and the Trustee at least 10 Business Days' prior written notice of the Distribution Date on which the Seller intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Distribution Date the Seller shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount and if for any reason the Seller fails to deposit the Reassignment Amount, payments shall continue to be made to Certificateholders as provided herein. The Reassignment Amount shall be distributed as set forth in Section 8.1(b).

         (c) If at the time the Seller exercises its purchase option hereunder the Seller's unsecured debt is unrated or has a rating lower than the lowest investment grade rating of any Rating Agency, the Seller shall deliver to the Trustee on such Distribution Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Series 2000-3 Certificateholders' Interest purchased by the Seller constitutes fair value for the consideration paid therefor and as to the Seller is solvent, the purchase of the Series 2000-3 Certificateholders' Interest would not be considered a fraudulent conveyance under applicable law.

         So long as any Series 2000-3 Certificates are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Trustee shall cause notice of any such optional repurchase under this Section to be published in an Authorized European Newspaper at least one Business Day prior to the related Distribution Date and shall cause notice to be given by first-class mail, postage prepaid, mailed not less than ten Business Days prior to the applicable repurchase date, to each Holder of Class A and Class B Certificates at the Holder's address in the register maintained by the Trustee under the Pooling and Servicing Agreement, and shall inform the Luxembourg Stock Exchange thereof one Business Day prior thereto in accordance with instructions from the Servicer (which may be standing instructions).


                                ARTICLE VIII

                               Final Distributions

         SECTION 8.1 Sale of Certificateholders' Interest Pursuant to Section
2.3 of the Agreement; Distributions Pursuant to Section 7.1 of this Series Supplement or Section 2.3 or 12.2(c) of the Agreement. (a) The amount to be paid by the Seller to the Collection Account with respect to Series

2000-3 in connection with a purchase of the Certificateholders' Interest pursuant to Section 2.3 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

         (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or 8.1 of this Series Supplement or
Section 2.3 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.2(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) first, deposit an amount equal to the Invested Amount on such Distribution Date into the Principal Funding Account, (ii) second, deposit an amount equal to the amount distributable on such Distribution Date pursuant to
Section 4.7(a)(i) into the Interest Funding Account and (iii) third, pay the remainder of any Termination Proceeds to the Seller; provided, however, that the sum of the amounts allocated pursuant to clauses (i) through (iii) shall not exceed the Reassignment Amount for Series 2000-3.

         (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, any Termination Proceeds deposited in the Principal Funding Account and the Interest Funding Account pursuant to Section 8.1 of this Series Supplement and all other amounts on deposit therein on the applicable Distribution Date shall be distributed in full to the Series 2000-3 Certificateholders on such date in the following order of priority:

                  (i) first to Class A Certificateholders, in an amount equal to the sum of (x) the Class A Monthly Interest for the current Distribution Date and, without duplication, any unpaid Class A Monthly Interest for any previous Distribution Date, (y) to the extent permitted by applicable law, any Class A Additional Interest for the current Distribution Date and, without duplication, any unpaid Class A Additional Interest for any previous Distribution Date, and (z) the Class A Invested Amount;

                  (ii) second to Class B Certificateholders, in an amount equal to the sum of (x) the Class B Monthly Interest for the current Distribution Date and, without duplication, any unpaid Class B Monthly Interest for any previous Distribution Date, (y) to the extent permitted by applicable law, any Class B Additional Interest for the current Distribution Date and, without duplication, any unpaid Class B Additional Interest for any previous Distribution Date, and (z) the Class B Invested Amount; and

                  (iii) third to Class C Certificateholders, in an amount equal to the sum of (x) the Class C Monthly Interest for the current Distribution Date and, without duplication, any unpaid Class C Monthly Interest for any previous Distribution Date, (y) to the extent permitted by applicable law, any Class C Additional Interest for the current Distribution Date and, without duplication, any unpaid Class C Additional Interest for any previous Distribution Date and (z) the Class C Invested Amount.

         No Class A Carry-over Amount, Class B Carry-over Amount, Class C Carry-over Amount, Class A Carry-over Amount Additional Interest, Class B Carry-over Amount Additional Interest or Class C Carry-over Amount Additional Interest will be paid as part of this distribution.

         Any remaining funds shall be paid to the Seller.

         Any distribution made pursuant to paragraph (b) above and this paragraph (c) shall be deemed to be a final distribution pursuant to Section
12.2 of the Agreement with respect to Series 2000-3.

         SECTION 8.2 Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.2 of the Agreement. (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.2(b) of the Agreement, the Trustee shall (after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (x) deduct an amount equal to the amount distributable on such Distribution Date pursuant to Section 4.7(a)(ii) from the Series 2000-3 Allocation Percentage of the Insolvency Proceeds and deposit such amount in the Principal Funding Account, (y) deduct an amount equal to the amount distributable on such Distribution Date pursuant to Section 4.7(a)(i) from the Series 2000-3 Allocation Percentage of the Insolvency Proceeds, and deposit such amount in the Interest Funding Account, and (z) allocate the remainder of the Series 2000-3 Allocation Percentage of the Insolvency Proceeds to the Seller's Interest and release the same to the Seller on such Distribution Date.

         (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account and the Interest Funding Account pursuant to this Section and all other amounts on deposit therein shall be distributed in full to the Series 2000-3 Certificateholders in the order of priority set forth in Section 4.7 on the Distribution Date on which funds are deposited pursuant to this Section 8.2 (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this Section 8.2 shall be deemed to be a final distribution pursuant to Section 12.2 of the Agreement with respect to Series 2000-3.

                                   ARTICLE IX

                            Miscellaneous Provisions

         SECTION 9.1 Securities Law Filings. The Seller shall cause the Class A and Class B Certificates to be registered under the Securities Exchange Act of 1934, as amended, to the extent required to do so under applicable law.

         SECTION 9.2 Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

      SECTION 9.3 Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      SECTION 9.4 Governing Law. This Series Supplement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      SECTION 9.5 Limitation of Class C Certificates. Each purchaser of a Class C Certificate (other than Deutsche FRLP) (each, the "Purchaser") hereby represents and warrants to the Trustee and Deutsche FRLP, and hereby agrees with the Trustee and Deutsche FRLP, and the Purchaser hereby acknowledges, as follows (except to the extent that such provisions have been waived or modified by Deutsche FRLP in accordance with the Agreement or this Series Supplement):

         (1) The Class C Certificates have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction. Consequently, the Class C Certificates are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain provisions of this Series Supplement.

         (2) The Purchaser is a "qualified institutional buyer" ("QIB") within the meaning of Rule 144A under the Securities Act ("Rule 144A") and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs and have executed a letter substantially in the form of Exhibit C to this Series Supplement and have delivered a copy of such letter to Deutsche FRLP and the Trustee). The Purchaser is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Class C Certificates for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.

         (3) No sale, pledge or other transfer of any Class C Certificate may be made by any Person unless (a) either (i) such sale, pledge or other transfer is made to Deutsche FRLP, or (ii) so long as the Class C Certificates are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a Person whom the transferor reasonably believes after due inquiry is a QIB acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A.

         (4) The Class C Certificates may not be acquired by or for the account of (i) an "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By accepting and holding a Class C Certificate, the holder thereof shall be deemed to have represented and warranted that it is not within any of the categories described in the preceding sentence.

                  (5) The Purchaser acknowledges that it has been afforded an opportunity to request from Deutsche FRLP, the Servicer and Deutsche Bank Securities Inc. (the "Initial Purchaser"), and has received and reviewed, all information which it has deemed necessary in connection with its decision to purchase the Class C Certificates. The Purchaser acknowledges that none of Deutsche FRLP, the Servicer, the Initial Purchaser nor any of their respective affiliates or any Person representing any of them has made any representation to it with respect to any information relating to the offering or sale of the Class C Certificates, other than the information contained in the private placement memorandum for the Class C Certificates, a copy of which has been delivered to it.

                  (6) The Purchaser understands that all information furnished to it by Deutsche FRLP, the Servicer or the Initial Purchaser or representatives of Deutsche FRLP, the Servicer or the Initial Purchaser in connection with its evaluation of an investment in the Class C Certificates was provided to it on a confidential basis and it agrees not to disclose such information, in whole or in part, to any other Person.

                  (7) The Purchaser further represents and warrants to Deutsche FRLP and the Trustee that, except to the extent permitted in paragraphs
         (8) and (9) below, the Purchaser: (i) is properly classified as a "corporation" as described in Section 7701(a)(3) of the Code which is created or organized under the laws of the United States, any State thereof or the District of Columbia, and will not knowingly take any action which will cause it not to be so classified; and (ii) is not an S corporation as described in Section 1361 of the Code (an AS Corporation@), and will not knowingly take any action which will cause it to be so classified.

                  (8) No Class C Certificates shall be transferred or sold to any grantor trust, partnership or S Corporation (each a "Pass-Through Entity") unless such entity represents that (i) not 25% or more (or that amount which the Internal Revenue Service (or any successor thereto) may subsequently indicate is an amount which prevents treating direct and/or indirect owners of a Pass-Through Entity as partners in the Trust for purposes of determining whether the Trust is a publicly traded partnership) of the value of the assets of the Pass-Through Entity is attributable to the Pass-Through Entity's ownership interest in certificates issued by the Trust other than the Class A and Class B Certificates and (ii) the Pass-Through Entity does not specially allocate to any of its beneficiaries amounts received in respect of certificates issued by the Trust other than Class A and Class B Certificates. Any purported transfer, assignment or other conveyance (including any participation) of the Class C Certificates in contravention of the immediately preceding sentence shall be null and void ab initio and the purported transferor shall continue to be treated as the owner of such Class C Certificates and the purported transferee shall not be recognized as a Class C Certificateholder by Deutsche FRLP or the Trustee.

                  (9) No Class C Certificates shall be transferred or sold to any foreign investor ("Foreign Investor") which does not make the representations contained in Annex 1 to the representation letter required to be signed by a purchaser in connection with the purchase of Class C Certificates. A Foreign Investor for this purpose includes any person who is not: (1) a citizen or resident of the United States; (2) a corporation or partnership or other entity treated for Federal income tax purposes as a corporation or a partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia; (3) an estate, the income of which is subject to United States Federal income tax, regardless of its source; or (4) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Treasury regulations prior to that date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations will not be Foreign Investors.

                  (10) The Purchaser confirms that is has neither acquired nor will it sell, trade or transfer any interest in any Class C Certificate or cause an interest in any Class C Certificate to be marketed on or through (i) an "established securities market" within the meaning of
         Section 7704(b)(1) of the Code and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) "secondary market" or "substantial equivalent thereof" within the meaning of
         Section 7704(b)(2) of the Code and any proposed, temporary or final treasury regulation thereunder, including a market wherein interests in the Class C Certificates are regularly quoted by any person making a market in those interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Class C Certificates and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others. Any purported transfer, assignment or other conveyance of any Class C Certificate in contravention of the foregoing covenant will be null and void ab initio and the purported transferor will continue to be treated as the holder of such Class C Certificate and the purported transferee will not be recognized as a Class C Certificateholder by Deutsche FRLP, the Servicer or the Trustee.

                  (11) Notwithstanding the foregoing, at no time shall the aggregate number of Private Holders exceed 100. Any purported transfer, assignment or other conveyance (including any participation) of the Class C Certificates in contravention of the immediately preceding sentence will be null and void ab initio and the purported transferor will continue to be treated as the holder of those Class C Certificates and the purported transferee will not be recognized as a Class C Certificateholder by Deutsche FRLP, the Servicer or the Trustee. "Private Holder" means each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the

 Trust represented by any series or class of certificates or any other interests as to which the Trustee has received an opinion of counsel to the effect that that series, class or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes (unless that interest is convertible or exchangeable into an interest in the Trust or the Trust's income or that interest provides for payment of equivalent value). Notwithstanding the immediately preceding sentence, "Private Holder" will also include any other person that Deutsche FRLP determines is a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1(h)(3)) or any successor provision of law. Any person holding more than one interest in the Trust, each of which separately would cause that person to be a Private Holder, will be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Code will be treated as a Private Holder unless excepted with the consent of Deutsche FRLP (which consent will be based on an opinion of counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation). Notwithstanding anything to the contrary herein, each Class C Certificateholder, and each holder of any Class of any Series if with respect to such Class no opinion is delivered to the effect that the Certificates of such Class will be treated as debt for federal income tax purposes, will be considered to be a Private Holder.

     (12) The Class C Certificates will be issued in denominations of $1,000,000 and integral multiples of $100,000 in excess thereof. No Class C Certificate may be subdivided upon transfer or exchange in a manner so that the resulting Class C Certificate if it had been sold in the original offering would have had an initial offering price of less than $1,000,000 and any purported transfer, assignment or conveyance of a Class C Certificate in contravention of the immediately preceding sentence will be void ab initio and the purported transferor will continue to be treated as the owner of that Class C Certificate for all purposes.

     (13) Without limiting the foregoing, no transfer, pledge, assignment or conveyance may be made to any one Person for Class C Certificates with a face amount of less than $1,000,000 and, in the case of any Person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for Class C Certificates with a face amount of less than that amount for each of those third parties. Any purported transfer, assignment or conveyance in contravention of the immediately preceding sentence will be void ab initio and the purported transferor will continue to be treated as the owner of the Class C Certificates for all purposes. Neither Deutsche FRLP nor the Trustee will be obligated to register the Class C Certificates under the Securities Act, qualify the Class C Certificates under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

     (14) No transfer, assignment or conveyance of a Class C Certificate will be effective unless Deutsche FRLP and the Trustee shall have received a letter, substantially in the form of Exhibit C to this Series Supplement, from the transferee, assignee or recipient of the conveyance.

                  (15) The Class C Certificates will bear legends substantially to the effect of the matters contemplated by paragraphs (1) through
         (14) above, unless Deutsche FRLP determines otherwise in accordance with applicable law.

                  (16) If the Purchaser of the Class C Certificate is a Foreign Investor, the representations and warranties contained in Annex 1 to the form of letter in Exhibit C to this Series Supplement required to be signed by Foreign Investors purchasing Class C Certificates are incorporated by reference.

         SECTION 9.6 The Trustee; Paying Agent; Transfer Agent and Registrar.
(a) The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Series Supplement, for or in respect of the calculation or verification of any of the amounts, allocation or distributions set forth in Article IV and Article VIII or for or in respect of the recitals contained herein, all of which recitals are made solely by the Seller; provided, however, that this sentence shall not limit the obligations of the Trustee contemplated by Section 4.2(b) of this Series Supplement; it being agreed and understood that the corresponding Section 9.6(a) of the Series 2000-1 Supplement and the Series 2000-2 Supplement shall not limit the obligations of the Trustee contemplated by the corresponding Section 4.2(b) of the Series 2000-1 Supplement and the Series 2000-2 Supplement.

         (b) For so long as any Series 2000-3 Certificates are listed on the Luxembourg Stock Exchange, an additional Paying Agent and an additional Transfer Agent and Registrar for the Series 2000-3 Certificates shall be maintained in Luxembourg. The Trustee is hereby directed to appoint Kredietbank S.A. Luxembourgeoise in Luxembourg as an additional Paying Agent and as additional Transfer Agent and Registrar for the Series 2000-3 Certificates and to enter into a listing agency agreement with Kredietbank S.A. Luxembourgeoise which is not inconsistent with the terms of this Series Supplement and which is mutually satisfactory to the Servicer, the Trustee and the Listing Agent; provided, that unless Kredietbank S.A. Luxembourgeoise shall be rated "P-1" by Moody's and "A-1" by S&P, it may not hold funds pursuant to this Series Supplement overnight.

         If the Listing Agent resigns or is removed and a successor is appointed, notice of said appointment shall be given by publication in an Authorized European Newspaper.

         SECTION 9.7 Instructions in Writing. All instructions given by the Servicer to the Trustee pursuant to this Series Supplement shall be in writing, and may be included in a Distribution Date Statement.

         SECTION 9.8 Initial Funding of Reserve Fund. On the Closing Date the Seller shall cause to be deposited with the Trustee, and the Trustee shall deposit in the Reserve Fund, available funds in an amount equal to three and one-half percent (3.5%) of the aggregate initial principal balance of the Series 2000-3 Certificates.

         SECTION 9.9 Severability; Certificate Rate Limitation. (a) If any one or more of the covenants, agreements, provisions or terms of this Series Supplement or any Series 2000-3

Certificate shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Series Supplement and shall in no way affect the validity or enforceability of the other provisions of this Series Supplement or of such Series 2000-3 Certificate.

         (b) Notwithstanding anything in this Series Supplement, the Agreement, or any Series 2000-3 Certificate to the contrary, if at any time any Certificate Rate, together with all fees, charges and other amounts which are treated as interest on any Series 2000-3 Certificate under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Series 2000-3 Certificateholders in accordance with the terms of this Series Supplement, the Agreement or any Series 2000-3 Certificate, then such Certificate Rate, together with all Charges payable in respect of the Series 2000-3 Certificate, shall be limited to the Maximum Rate and, to the extent lawful, such Certificate Rate and Charges that would have been payable in respect of the Series 2000-3 Certificates, but were not payable as a result of the operation of this Section, shall be cumulated and the Certificate Rate and Charges payable to the Series 2000-3 Certificateholders in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by the Series 2000-3 Certificateholders.

         SECTION 9.10 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 9.11 Certain Matters Relating to Luxembourg Stock Exchange Listing. (a) For as long as any Series 2000-3 Certificates are listed on the Luxembourg Stock Exchange, on each Date the Trustee shall notify the Listing Agent and the Luxembourg Stock Exchange of the outstanding principal balance of each Class of such Series 2000-3 Certificates after giving effect to distributions of principal, if any, thereon on each Distribution Date (as soon as possible after the determination of such principal balances but not later than the Distribution Date on which a payment of principal is made) in accordance with instructions from the Servicer (which may be standing instructions).

         (b) Promptly upon receipt of notice of any qualification, reduction or withdrawal of the rating assigned to any Class of Certificates listed on the Luxembourg Stock Exchange, the Trustee shall notify the Listing Agent and the Luxembourg Stock Exchange thereof in accordance with instructions from the Servicer (which may be standing instructions).

         (c) Prior to listing on the Luxembourg Stock Exchange, a legal notice ("Notice Legale") relating to the issuance of the Certificates, together with certain documents relating to the Seller and the Trust, shall be deposited by the Trustee (at the written direction of the Seller or the Servicer) with the Chief Registrar of the District of Luxembourg ("Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg"), where copies thereof may be obtained, free of charge, upon request.

         (d) For so long as the Class A or Class B Certificates are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Servicer and the Trustee shall cause the following documents to be available without charge for inspection (and copies of the documents listed in (1), (2), (4) and (5) to be provided without charge) during regular business hours at the office of the Listing Agent in the City of Luxembourg:

                   (1) an executed copy of the Agreement;

                   (2) an executed copy of this Series Supplement;

                   (3) an executed copy of the agreement between the Trustee and the Listing Agent;

                   (4) a copy of the prospectus supplement relating to the public offering of the Class A and the Class B Certificates and the accompanying prospectus; and

                   (5) copies of each monthly statement prepared by the Servicer for each Distribution Date.

         (e) The parties hereto shall cooperate in good faith to take all actions and execute all documents which are necessary and appropriate to cause the Class A Certificates and the Class B Certificates to be listed on the Luxembourg Stock Exchange and to maintain such listing.

         SECTION 9.12 Amendment to Series 2000-1. The first sentence of Section
3.1 of the Series 2000-1 Supplement is hereby amended by replacing "your series" with "Series 2000-1". The second sentence of such Section 3.1 is hereby amended by replacing Asecond Collection Period second preceding "with Asecond Collection Period preceding".

         SECTION 9.13 Amendment to Series 2000-2. The first sentence of Section
3.1 of the Series 2000-2 Supplement is hereby amended by replacing "your series" with "Series 2000-2". The second sentence of such Section 3.1 is hereby amended by replacing "second Collection Period second preceding" with "second Collection Period preceding".

                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed as of the day and year first above written.

                                    DEUTSCHE FLOORPLAN RECEIVABLES, L.P.,
                                    as Seller

                                    By DEUTSCHE FLOORPLAN RECEIVABLES, INC., its general partner


                                    By: /s/ Richard H. Schumacher
                                      ---------------------------------------
                                            Richard H. Schumacher
                                            President


                                    By: /s/ Richard C. Goldman
                                       --------------------------------------
                                            Richard C. Goldman
                                            Senior Vice President


                                    DEUTSCHE FINANCIAL SERVICES CORPORATION, as Servicer


                                    By: /s/ Richard H. Schumacher
                                       --------------------------------------
                                            Richard H. Schumacher
                                            Senior Vice President


                                    By: /s/ Richard C. Goldman
                                       --------------------------------------
                                            Richard C. Goldman
                                            Senior Vice President

                            THE CHASE MANHATTAN BANK,
                            as Trustee


                            By:   /s/ Kristen Driscoll
                               --------------------------------------------
                               Name:  Kristen Driscoll
                               Title: Trust Officer

                                                                       EXHIBIT A

                          FORM OF CLASS [ ] CERTIFICATE

                               Initial
REGISTERED                     Principal Balance: */
                                                  -
                               $
                               ---------------
Certificate No.  R-
                                    CUSIP NO.


[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[FOR CLASS B CERTIFICATES, INSERT:

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE OR
(III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT WITHIN ANY OF THE CATEGORIES DESCRIBED IN THE PRECEDING SENTENCE.

[FOR CLASS C CERTIFICATES INSERT:

THE PURCHASER OF THIS CERTIFICATE (THE "PURCHASER") HEREBY REPRESENTS AND WARRANTS TO THE TRUSTEE AND DEUTSCHE FRLP, AND HEREBY AGREES WITH THE TRUSTEE AND DEUTSCHE FRLP, AND THE PURCHASER HEREBY ACKNOWLEDGES, AS FOLLOWS:

                  (1) THE CLASS C CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY JURISDICTION. CONSEQUENTLY, THE CLASS C CERTIFICATES ARE NOT TRANSFERABLE OTHER THAN PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SATISFACTION OF CERTAIN PROVISIONS OF THE SERIES SUPPLEMENT.


----------------------------
*/
-   Denominations of $1,000  and integral multiples of $1,000 in excess thereof

                  (2) THE PURCHASER IS A "QUALIFIED INSTITUTIONAL BUYER" ("QIB") WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") AND IS PURCHASING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS AND HAVE EXECUTED A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE SERIES SUPPLEMENT AND HAVE DELIVERED A COPY OF SUCH LETTER TO DEUTSCHE FRLP AND THE TRUSTEE). THE PURCHASER IS AWARE THAT IT (OR ANY ACCOUNT FOR WHICH IT IS PURCHASING) MAY BE REQUIRED TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE CLASS C CERTIFICATES FOR AN INDEFINITE PERIOD, AND IT (OR SUCH ACCOUNT) IS ABLE TO BEAR SUCH RISK FOR AN INDEFINITE PERIOD.

                  (3) NO SALE, PLEDGE OR OTHER TRANSFER OF ANY CLASS C CERTIFICATE MAY BE MADE BY ANY PERSON UNLESS (A) EITHER (I) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO DEUTSCHE FRLP, OR (II) SO LONG AS THE CLASS C CERTIFICATES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QIB ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

                  (4) THE CLASS C CERTIFICATES MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING A CLASS C CERTIFICATE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT WITHIN ANY OF THE CATEGORIES DESCRIBED IN THE PRECEDING SENTENCE.


                  (5) THE PURCHASER ACKNOWLEDGES THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST FROM DEUTSCHE FRLP, THE SERVICER AND DEUTSCHE BANK SECURITIES INC. (THE "INITIAL PURCHASER"), AND HAS RECEIVED AND REVIEWED, ALL INFORMATION WHICH IT HAS DEEMED NECESSARY IN CONNECTION WITH ITS DECISION TO PURCHASE THE CLASS C CERTIFICATES. THE PURCHASER ACKNOWLEDGES THAT NONE OF DEUTSCHE FRLP, THE SERVICER, THE INITIAL PURCHASER NOR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY PERSON REPRESENTING ANY OF THEM HAS

MADE ANY REPRESENTATION TO IT WITH RESPECT TO ANY INFORMATION RELATING TO THE OFFERING OR SALE OF THE CLASS C CERTIFICATES, OTHER THAN THE INFORMATION CONTAINED IN THE PRIVATE PLACEMENT MEMORANDUM FOR THE CLASS C CERTIFICATES, A COPY OF WHICH HAS BEEN DELIVERED TO IT.

     (6) THE PURCHASER UNDERSTANDS THAT ALL INFORMATION FURNISHED TO IT BY DEUTSCHE FRLP, THE SERVICER OR THE INITIAL PURCHASER OR REPRESENTATIVES OF DEUTSCHE FRLP, THE SERVICER OR THE INITIAL PURCHASER IN CONNECTION WITH ITS EVALUATION OF AN INVESTMENT IN THE CLASS C CERTIFICATES WAS PROVIDED TO IT ON A CONFIDENTIAL BASIS AND IT AGREES NOT TO DISCLOSE SUCH INFORMATION, IN WHOLE OR IN PART, TO ANY OTHER PERSON.

     (7) THE PURCHASER FURTHER REPRESENTS AND WARRANTS TO DEUTSCHE FRLP AND THE TRUSTEE THAT, EXCEPT TO THE EXTENT PERMITTED IN PARAGRAPHS (8) AND (9) BELOW, THE PURCHASER: (I) IS PROPERLY CLASSIFIED AS A "CORPORATION" AS DESCRIBED IN
SECTION 7701(a)(3) OF THE CODE WHICH IS CREATED OR ORGANIZED UNDER THE LAWS OF THE UNITED STATES, ANY STATE THEREOF OR THE DISTRICT OF COLUMBIA, AND WILL NOT KNOWINGLY TAKE ANY ACTION WHICH WILL CAUSE IT NOT TO BE SO CLASSIFIED; AND (II) IS NOT AN S CORPORATION AS DESCRIBED IN SECTION 1361 OF THE CODE, AND WILL NOT KNOWINGLY TAKE ANY ACTION WHICH WILL CAUSE IT TO BE SO CLASSIFIED.



     (8) NO CLASS C CERTIFICATES SHALL BE TRANSFERRED OR SOLD TO ANY GRANTOR TRUST, PARTNERSHIP OR S CORPORATION (EACH A "PASS-THROUGH ENTITY") UNLESS SUCH ENTITY REPRESENTS THAT (I) NOT 25% OR MORE (OR THAT AMOUNT WHICH THE INTERNAL REVENUE SERVICE (OR ANY SUCCESSOR THERETO) MAY SUBSEQUENTLY INDICATE IS AN AMOUNT WHICH PREVENTS TREATING DIRECT AND/OR INDIRECT OWNERS OF A PASS-THROUGH ENTITY AS PARTNERS IN THE TRUST FOR PURPOSES OF DETERMINING WHETHER THE TRUST IS A PUBLICLY TRADED PARTNERSHIP) OF THE VALUE OF THE ASSETS OF THE PASS-THROUGH ENTITY IS ATTRIBUTABLE TO THE PASS-THROUGH ENTITY'S OWNERSHIP INTEREST IN CERTIFICATES ISSUED BY THE TRUST OTHER THAN THE CLASS A AND CLASS B CERTIFICATES AND (II) THE PASS-THROUGH ENTITY DOES NOT SPECIALLY ALLOCATE TO ANY OF ITS BENEFICIARIES AMOUNTS RECEIVED IN RESPECT OF CERTIFICATES ISSUED BY THE TRUST OTHER THAN CLASS A AND CLASS B CERTIFICATES. ANY PURPORTED TRANSFER, ASSIGNMENT OR OTHER CONVEYANCE (INCLUDING ANY PARTICIPATION) OF THE CLASS C CERTIFICATES IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING SENTENCE SHALL BE NULL AND VOID AB INITIO AND THE PURPORTED TRANSFEROR SHALL CONTINUE TO BE TREATED AS THE OWNER OF SUCH

CLASS C CERTIFICATES AND THE PURPORTED TRANSFEREE SHALL NOT BE RECOGNIZED AS A CLASS C CERTIFICATEHOLDER BY DEUTSCHE FRLP OR THE TRUSTEE.

     (9) NO CLASS C CERTIFICATES SHALL BE TRANSFERRED OR SOLD TO ANY FOREIGN INVESTOR ("FOREIGN INVESTOR") WHICH DOES NOT MAKE THE REPRESENTATIONS CONTAINED IN ANNEX 1 TO THE REPRESENTATION LETTER REQUIRED TO BE SIGNED BY A PURCHASER IN CONNECTION WITH THE PURCHASE OF CLASS C CERTIFICATES. A FOREIGN INVESTOR FOR THIS PURPOSE INCLUDES ANY PERSON WHO IS NOT: (1) A CITIZEN OR RESIDENT OF THE UNITED STATES; (2) A CORPORATION OR PARTNERSHIP OR OTHER ENTITY TREATED FOR FEDERAL INCOME TAX PURPOSES AS A CORPORATION OR A PARTNERSHIP CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES, ANY STATE THEREOF OR THE DISTRICT OF COLUMBIA; (3) AN ESTATE, THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX, REGARDLESS OF ITS SOURCE; OR (4) A TRUST IF A U.S. COURT IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER THE ADMINISTRATION OF THE TRUST AND ONE OR MORE U.S. PERSONS HAVE THE AUTHORITY TO CONTROL ALL SUBSTANTIAL DECISIONS OF THE TRUST. NOTWITHSTANDING THE PRECEDING SENTENCE, TO THE EXTENT PROVIDED IN TREASURY REGULATIONS, CERTAIN TRUSTS IN EXISTENCE ON AUGUST 20, 1996, AND TREATED AS UNITED STATES PERSONS UNDER THE CODE AND APPLICABLE TREASURY REGULATIONS PRIOR TO THAT DATE, THAT ELECT TO CONTINUE TO BE TREATED AS UNITED STATES PERSONS UNDER THE CODE OR APPLICABLE TREASURY REGULATIONS WILL NOT BE FOREIGN INVESTORS.

     (10) THE PURCHASER CONFIRMS THAT IS HAS NEITHER ACQUIRED NOR WILL IT SELL, TRADE OR TRANSFER ANY INTEREST IN ANY CLASS C CERTIFICATE OR CAUSE AN INTEREST IN ANY CLASS C CERTIFICATE TO BE MARKETED ON OR THROUGH (I) AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) "SECONDARY MARKET" OR "SUBSTANTIAL EQUIVALENT THEREOF" WITHIN THE MEANING OF SECTION 7704(b)(2) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING A MARKET WHEREIN INTERESTS IN THE CLASS C CERTIFICATES ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN THOSE INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTERESTS IN THE CLASS C CERTIFICATES AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON

BEHALF OF OTHERS. ANY PURPORTED TRANSFER, ASSIGNMENT OR OTHER CONVEYANCE OF ANY CLASS C CERTIFICATE IN CONTRAVENTION OF THE FOREGOING COVENANT WILL BE NULL AND VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE HOLDER OF SUCH CLASS C CERTIFICATE AND THE PURPORTED TRANSFEREE WILL NOT BE RECOGNIZED AS A CLASS C CERTIFICATEHOLDER BY DEUTSCHE FRLP, THE SERVICER OR THE TRUSTEE.

     (11) NOTWITHSTANDING THE FOREGOING, AT NO TIME SHALL THE AGGREGATE NUMBER OF PRIVATE HOLDERS EXCEED 100. ANY PURPORTED TRANSFER, ASSIGNMENT OR OTHER CONVEYANCE (INCLUDING ANY PARTICIPATION) OF THE CLASS C CERTIFICATES IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING SENTENCE WILL BE NULL AND VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE HOLDER OF THOSE CLASS C CERTIFICATES AND THE PURPORTED TRANSFEREE WILL NOT BE RECOGNIZED AS A CLASS C CERTIFICATEHOLDER BY DEUTSCHE FRLP, THE SERVICER OR THE TRUSTEE. "PRIVATE HOLDER" MEANS EACH HOLDER OF A RIGHT TO RECEIVE INTEREST OR PRINCIPAL IN RESPECT OF ANY DIRECT OR INDIRECT INTEREST IN THE TRUST, INCLUDING ANY FINANCIAL INSTRUMENT OR CONTRACT THE VALUE OF WHICH IS DETERMINED IN WHOLE OR PART BY REFERENCE TO THE TRUST (INCLUDING THE TRUST'S ASSETS, INCOME OF THE TRUST OR DISTRIBUTIONS MADE BY THE TRUST), EXCLUDING ANY INTEREST IN THE TRUST REPRESENTED BY ANY SERIES OR CLASS OF CERTIFICATES OR ANY OTHER INTERESTS AS TO WHICH THE TRUSTEE HAS RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT THAT SERIES, CLASS OR OTHER INTEREST WILL BE TREATED AS DEBT OR OTHERWISE NOT AS AN EQUITY INTEREST IN EITHER THE TRUST OR THE RECEIVABLES FOR FEDERAL INCOME TAX PURPOSES (UNLESS THAT INTEREST IS CONVERTIBLE OR EXCHANGEABLE INTO AN INTEREST IN THE TRUST OR THE TRUST'S INCOME OR THAT INTEREST PROVIDES FOR PAYMENT OF EQUIVALENT VALUE). NOTWITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE, "PRIVATE HOLDER" WILL ALSO INCLUDE ANY OTHER PERSON THAT DEUTSCHE FRLP DETERMINES IS A "PARTNER" WITHIN THE MEANING OF SECTION 1.7704-1(h)(1)(ii) OF THE U.S. TREASURY REGULATIONS (INCLUDING BY REASON OF SECTION 1.7704-1(h)(3)) OR ANY SUCCESSOR PROVISION OF LAW. ANY PERSON HOLDING MORE THAN ONE INTEREST IN THE TRUST, EACH OF WHICH SEPARATELY WOULD CAUSE THAT PERSON TO BE A PRIVATE HOLDER, WILL BE TREATED AS A SINGLE PRIVATE HOLDER. EACH HOLDER OF AN INTEREST IN A PRIVATE HOLDER WHICH IS A PARTNERSHIP, S CORPORATION OR A GRANTOR TRUST UNDER THE CODE WILL BE TREATED AS A PRIVATE HOLDER UNLESS EXCEPTED WITH THE CONSENT OF DEUTSCHE FRLP (WHICH CONSENT WILL BE BASED ON AN OPINION OF COUNSEL GENERALLY TO THE EFFECT THAT THE ACTION TAKEN PURSUANT TO THE CONSENT WILL NOT CAUSE THE TRUST TO BECOME A

PUBLICLY TRADED PARTNERSHIP TREATED AS A CORPORATION). NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH CLASS C CERTIFICATEHOLDER, AND EACH HOLDER OF ANY CLASS OF ANY SERIES IF WITH RESPECT TO SUCH CLASS NO OPINION IS DELIVERED TO THE EFFECT THAT THE CERTIFICATES OF SUCH CLASS WILL BE TREATED AS DEBT FOR FEDERAL INCOME TAX PURPOSES, WILL BE CONSIDERED TO BE A PRIVATE HOLDER.

     (12) THE CLASS C CERTIFICATES WILL BE ISSUED IN DENOMINATIONS OF $1,000,000 AND INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF. NO CLASS C CERTIFICATE MAY BE SUBDIVIDED UPON TRANSFER OR EXCHANGE IN A MANNER SO THAT THE RESULTING CLASS C CERTIFICATE IF IT HAD BEEN SOLD IN THE ORIGINAL OFFERING WOULD HAVE HAD AN INITIAL OFFERING PRICE OF LESS THAN $1,000,000 AND ANY PURPORTED TRANSFER, ASSIGNMENT OR CONVEYANCE OF A CLASS C CERTIFICATE IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING SENTENCE WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THAT CLASS C CERTIFICATE FOR ALL PURPOSES.

     (13) WITHOUT LIMITING THE FOREGOING, NO TRANSFER, PLEDGE, ASSIGNMENT OR CONVEYANCE MAY BE MADE TO ANY ONE PERSON FOR CLASS C CERTIFICATES WITH A FACE AMOUNT OF LESS THAN $1,000,000 AND, IN THE CASE OF ANY PERSON ACTING ON BEHALF OF ONE OR MORE THIRD PARTIES (OTHER THAN A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) ACTING IN ITS FIDUCIARY CAPACITY), FOR CLASS C CERTIFICATES WITH A FACE AMOUNT OF LESS THAN THAT AMOUNT FOR EACH OF THOSE THIRD PARTIES. ANY PURPORTED TRANSFER, ASSIGNMENT OR CONVEYANCE IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING SENTENCE WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE CLASS C CERTIFICATES FOR ALL PURPOSES. NEITHER DEUTSCHE FRLP NOR THE TRUSTEE WILL BE OBLIGATED TO REGISTER THE CLASS C CERTIFICATES UNDER THE SECURITIES ACT, QUALIFY THE CLASS C CERTIFICATES UNDER THE SECURITIES LAWS OF ANY STATE OR PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER OR HOLDER THEREOF.

     (14) NO TRANSFER, ASSIGNMENT OR CONVEYANCE OF A CLASS C CERTIFICATE WILL BE EFFECTIVE UNLESS DEUTSCHE FRLP AND THE TRUSTEE SHALL HAVE RECEIVED A LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE SERIES SUPPLEMENT, FROM THE TRANSFEREE, ASSIGNEE OR RECIPIENT OF THE CONVEYANCE.

     (15) IF THE PURCHASER OF THE CLASS C CERTIFICATE IS A FOREIGN INVESTOR, THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ANNEX

     1 TO THE FORM OF LETTER IN EXHIBIT C TO THE SERIES SUPPLEMENT REQUIRED TO BE SIGNED BY FOREIGN INVESTORS PURCHASING CLASS C CERTIFICATES ARE INCORPORATED BY REFERENCE.]

              $___________ FLOATING RATE ASSET BACKED CERTIFICATES,

                            SERIES 2000-3, CLASS [ ]

              evidencing a fractional undivided interest in certain
                                  assets of the

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST.

         This certificate ("Certificate") does not represent any interest in, or obligation of, Deutsche Floorplan Receivables, L.P. ("Deutsche FRLP" or the "Seller"), Deutsche Financial Services Corporation ("DFS"), Deutsche Bank AG or any affiliate thereof.

         This certifies that [ ] (the "Class [ ] Certificateholder"), is the registered owner of a fractional undivided interest in assets of the Distribution Financial Services Floorplan Master Trust (the "Trust") created pursuant to an Amended and Restated Pooling and Servicing Agreement (the "P&S"), dated as of April 1, 2000, as supplemented by the Series 2000-3 Supplement dated as of July 1, 2000 (the "Series 2000-3 Supplement" or the "Series Supplement"), among Deutsche FRLP, as Seller, DFS, as Servicer, and The Chase Manhattan Bank, as trustee (the "Trustee"). The P&S and the Series 2000-3 Supplement are collectively referred to herein as the "Pooling and Servicing Agreement."

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth herein, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any conflict or inconsistency between this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall control in all respects. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

         The Seller has entered into the Pooling and Servicing Agreement and the Series 2000-3 Certificates have been (or shall be) issued with the intention that the Series 2000-3 Certificates shall qualify as indebtedness of Deutsche FRLP secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat such Series 2000-3 Certificate as indebtedness of the Seller secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income.

     [FOR CLASS B AND CLASS C CERTIFICATES, INSERT: THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A [AND CLASS B] CERTIFICATES IN ACCORDANCE WITH THE SERIES SUPPLEMENT].

 IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                          DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

                                          By:    DEUTSCHE FLOORPLAN RECEIVABLES,
                                                 INC., its general partner



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                             THE CHASE MANHATTAN BANK,
                                             as Trustee



                                             By:
                                                --------------------------------
                                                  Authorized Officer

Dated:

                                   ASSIGNMENT

Social Security or other identifying number of assignee

-------------------

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------
    (name and address of assignee)

---------------------------------

the within certificate and all rights thereunder, and hereby irrevocably
constitutes and appoints               , attorney, to transfer said certificate
on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                        *
       --------------------                          --------------------------

                                                           Signature Guaranteed:

















-------------------
(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B


                           DISTRIBUTION DATE STATEMENT


     (a) The aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period, and the Pool Balance as of the end of such Collection Period;

     (b) The Floating Allocation Percentage, the Principal Allocation Percentage and the Series 2000-3 Allocation Percentage relating to such Collection Period;

     (c) The total amount, if any, distributed on the Series 2000-3
Certificates;

     (d) The amount of such distribution allocable to principal on the Class A Certificates, the Class B Certificates and the Class C Certificates;

     (e) The amount of such distribution allocable to interest on the Class A Certificates, the Class B Certificates and the Class C Certificates;

     (f) The Investor Default Amount for the applicable Distribution Date;

     (g) The Deficiency Amount, if any, for the preceding Collection Period;

     (h) The amount of the Class A, Class B and Class C Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period;

     (i) The amount of the Monthly Servicing Fee for the preceding Collection Period;

     (j) The Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Excess Funding Account balance and the outstanding principal balance of the Class A, Class B and Class C Certificates for such Distribution Date (after giving effect to all distributions which shall occur on such Distribution Date);

     (k) The Controlled Deposit Amount, if any;

     (l) The Class A Pool Factor, Class B Pool Factor and Class C Pool Factor;

     (m) LIBOR and the applicable Net Receivables Rate for the next Interest Period;

     (n) The Reserve Fund balance with respect to the current Determination
Date;

     (o) The Principal Funding Account balance, the Interest Funding Account balance, he Yield Supplement Account balance and the Collection Account balance with respect to the current Distribution Date;

     (p) The Servicer Advance, if any, for the current Distribution Date and reimbursement of any Servicer Advance;

     (q) Any elective or "deemed" waiver of the Monthly Servicing Fee for the current Distribution Date;

     (r) If a Dealer Overconcentration exists, (i) the Unconcentrated Pool Balance, (ii) the aggregate amount of such Dealer Overconcentration, (iii) the applicable Unconcentrated Percentage and Overconcentrated Percentage, and (iv) the portion of Collections, Miscellaneous Payments and the Defaulted Amount allocated to the Dealer Overconcentration Series and other Series;

     (s) the Class A Monthly Interest;

     (t) the Class B Monthly Interest;

     (u) the Class C Monthly Interest;

     (v) the Class A Additional Interest;

     (w) the Class B Additional Interest;

     (x) the Class C Additional Interest;

     (y) the Certificateholders' Monthly Servicing Fee;

     (z) the Reserve Fund Deposit Amount;

     (aa) the Investor Default Amount;

     (bb) the Class A Carry-over Amount;

     (cc) the Class B Carry-over Amount;

     (dd) the Class C Carry-over Amount;

     (ee) the Yield Supplement Account Deposit Amount;

     (ff) the amount calculated pursuant to Section 4.6(b);

     (gg) the amount calculated pursuant to Section 4.7(a)(i);

     (hh) the amount calculated pursuant to Section 4.8;

     (ii) the amount calculated pursuant to Section 4.10; and

     (jj) Miscellaneous Payments, including Adjustment Payments, Transfer Deposit Amounts and Unallocated Principal Collections.

                                                                       EXHIBIT C


                          FORM OF REPRESENTATION LETTER


                                     , 2000



The Chase Manhattan Bank, as Trustee
450 West 33rd St., 14th Floor
New York, NY 10001


Deutsche Floorplan Receivables, L.P.
655 Maryville Centre Drive
St. Louis, MO 63141


     Re: Distribution Financial Services Floorplan Master Trust, Series 2000-3,
         Class C Certificates
         -----------------------------------------------------------------------

Ladies and Gentlemen:

     This letter is being delivered by the undersigned (the "Purchaser") pursuant to Section 9.5 of the Series 2000-3 Supplement dated as of July 1, 2000 (as amended, amended and restated or otherwise modified from time to time, the "Supplement") among Deutsche Floorplan Receivables, L.P., as Seller ("Deutsche FRLP"), Deutsche Financial Services Corporation, as Servicer, and The Chase Manhattan Bank, as Trustee, in connection with the Purchaser's acquisition of a Class C Certificate. Capitalized terms defined in (or by reference in) the Supplement and used herein without definition shall have the meanings defined in (or by reference in) the Supplement. The Purchaser hereby represents and warrants to the Trustee and Deutsche FRLP, and hereby agrees with the Trustee and Deutsche FRLP, and the Purchaser hereby acknowledges, as follows:

          (1) The Class C Certificates have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction. Consequently, the Class C Certificates are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain provisions of the Supplement.

          (2) The Purchaser is a "qualified institutional buyer" ("QIB") within the meaning of Rule 144A under the Securities Act ("Rule 144A") and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others

     (which others also are QIBs and have executed a letter substantially in the form of this letter and have delivered a copy of such letter to Deutsche FRLP and the Trustee). The Purchaser is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Class C Certificates for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.

          (3) No sale, pledge or other transfer of any Class C Certificate may be made by any Person unless (a) either (i) such sale, pledge or other transfer is made to Deutsche FRLP, or (ii) so long as the Class C Certificates are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a Person whom the transferor reasonably believes after due inquiry is a QIB acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A.

          (4) The Class C Certificates may not be acquired by or for the account of (i) an "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By accepting and holding a Class C Certificate, the holder thereof shall be deemed to have represented and warranted that it is not within any of the categories described in the preceding sentence.

          (5) The Purchaser acknowledges that it has been afforded an opportunity to request from Deutsche FRLP, the Servicer and Deutsche Bank Securities Inc. (the "Initial Purchaser"), and has received and reviewed, all information which it has deemed necessary in connection with its decision to purchase the Class C Certificates. The Purchaser acknowledges that none of Deutsche FRLP, the Servicer, the Initial Purchaser nor any of their respective affiliates or any Person representing any of them has made any representation to it with respect to any information relating to the offering or sale of the Class C Certificates, other than the information contained in the private placement memorandum for the Class C Certificates, a copy of which has been delivered to it.

          (6) The Purchaser understands that all information furnished to it by Deutsche FRLP, the Servicer or the Initial Purchaser or representatives of Deutsche FRLP, the Servicer or the Initial Purchaser in connection with its evaluation of an investment in the Class C Certificates was provided to it on a confidential basis and it agrees not to disclose such information, in whole or in part, to any other Person.

          (7) The Purchaser further represents and warrants to Deutsche FRLP and the Trustee that, except to the extent permitted in paragraphs (8) and (9) below, the Purchaser: (i) is properly classified as a "corporation" as described in Section 7701(a)(3) of the Code which is created or organized under the laws of the United States, any State thereof or the District of Columbia, and will not knowingly take any action which will cause it not to be so classified; and (ii) is not an S corporation as described in Section 1361 of the Code("an S Corporation"), and will not knowingly take any action which will cause it to be so classified.

          (8) No Class C Certificates shall be transferred or sold to any grantor trust, partnership or S Corporation (each a "Pass-Through Entity") unless such entity represents that (i) not 25% or more (or that amount which the Internal Revenue Service (or any successor thereto) may subsequently indicate is an amount which prevents treating direct and/or indirect owners of a Pass-Through Entity as partners in the Trust for purposes of determining whether the Trust is a publicly traded partnership) of the value of the assets of the Pass-Through Entity is attributable to the Pass-Through Entity's ownership interest in certificates issued by the Trust other than the Class A and Class B Certificates and (ii) the Pass-Through Entity does not specially allocate to any of its beneficiaries amounts received in respect of certificates issued by the Trust other than Class A and Class B Certificates. Any purported transfer, assignment or other conveyance (including any participation) of the Class C Certificates in contravention of the immediately preceding sentence shall be null and void ab initio and the purported transferor shall continue to be treated as the owner of such Class C Certificates and the purported transferee shall not be recognized as a Class C Certificateholder by Deutsche FRLP or the Trustee.

          (9) No Class C Certificates shall be transferred or sold to any foreign investor ("Foreign Investor") which does not make the representations contained in Annex 1 to the representation letter required to be signed by a purchaser in connection with the purchase of Class C Certificates. A Foreign Investor for this purpose includes any person who is not: (1) a citizen or resident of the United States; (2) a corporation or partnership or other entity treated for Federal income tax purposes as a corporation or a partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia; (3) an estate, the income of which is subject to United States Federal income tax, regardless of its source; or (4) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Treasury regulations prior to that date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations will not be Foreign Investors.

          (10) The Purchaser confirms that is has neither acquired nor will it sell, trade or transfer any interest in any Class C Certificate or cause an interest in any Class C Certificate to be marketed on or through (i) an "established securities market" within the meaning of Section 7704(b)(1) of the Code and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii)

     "secondary market" or "substantial equivalent thereof" within the meaning of Section 7704(b)(2) of the Code and any proposed, temporary or final treasury regulation thereunder, including a market wherein interests in the Class C Certificates are regularly quoted by any person making a market in those interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Class C Certificates and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others. Any purported transfer, assignment or other conveyance of any Class C Certificate in contravention of the foregoing covenant will be null and void ab initio and the purported transferor will continue to be treated as the holder of such Class C Certificate and the purported transferee will not be recognized as a Class C Certificateholder by Deutsche FRLP, the Servicer or the Trustee.

          (11) Notwithstanding the foregoing, at no time shall the aggregate number of Private Holders exceed 100. Any purported transfer, assignment or other conveyance (including any participation) of the Class C Certificates in contravention of the immediately preceding sentence will be null and void ab initio and the purported transferor will continue to be treated as the holder of those Class C Certificates and the purported transferee will not be recognized as a Class C Certificateholder by Deutsche FRLP, the Servicer or the Trustee. "Private Holder" means each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any series or class of certificates or any other interests as to which the Trustee has received an opinion of counsel to the effect that that series, class or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes (unless that interest is convertible or exchangeable into an interest in the Trust or the Trust's income or that interest provides for payment of equivalent value). Notwithstanding the immediately preceding sentence, "Private Holder" will also include any other person that Deutsche FRLP determines is a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1(h)(3)) or any successor provision of law. Any person holding more than one interest in the Trust, each of which separately would cause that person to be a Private Holder, will be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Code will be treated as a Private Holder unless excepted with the consent of Deutsche FRLP (which consent will be based on an opinion of counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation). Notwithstanding anything to the contrary herein, each Class C Certificateholder, and each holder of any Class of any Series if with respect to such Class no opinion is delivered to the effect that the Certificates of such Class will be treated as debt for federal income tax purposes, will be considered to be a Private Holder.

          (12) The Class C Certificates will be issued in denominations of $1,000,000 and integral multiples of $100,000 in excess thereof. No Class C Certificate may be subdivided upon transfer or exchange in a manner so that the resulting Class C Certificate if it had been sold in the original offering would have had an initial offering price of less than $1,000,000 and any purported transfer, assignment or conveyance of a Class C Certificate in contravention of the immediately preceding sentence will be void ab initio and the purported transferor will continue to be treated as the owner of that Class C Certificate for all purposes.

          (13) Without limiting the foregoing, no transfer, pledge, assignment or conveyance may be made to any one Person for Class C Certificates with a face amount of less than $1,000,000 and, in the case of any Person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for Class C Certificates with a face amount of less than that amount for each of those third parties. Any purported transfer, assignment or conveyance in contravention of the immediately preceding sentence will be void ab initio and the purported transferor will continue to be treated as the owner of the Class C Certificates for all purposes. Neither Deutsche FRLP nor the Trustee will be obligated to register the Class C Certificates under the Securities Act, qualify the Class C Certificates under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

          (14) No transfer, assignment or conveyance of a Class C Certificate will be effective unless Deutsche FRLP and the Trustee shall have received a letter, substantially in the form of this letter, from the transferee, assignee or recipient of the conveyance.

          (15) The Class C Certificates will bear legends substantially to the effect of the matters contemplated by paragraphs (1) through (14) above, unless Deutsche FRLP determines otherwise in accordance with applicable law.

          (16) This letter has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally and general principles of equity.

          (17) If the Purchaser is a Foreign Investor, the representations and warranties contained in Annex 1 hereto are incorporated herein by reference.

         IN WITNESS WHEREOF, the Purchaser has signed this letter as of the date first above written.

                                                     [NAME OF PURCHASER]


                                                     By:
                                                        ------------------------
                                                         Name:
                                                         Title:

                                                                         ANNEX 1

          (18) The Purchaser's long term debt is rated investment grade by an internationally recognized rating agency.

          (19) The Purchaser agrees that, prior to the date on which the first interest payment under the Supplement is due thereto, it shall deliver to Deutsche FRLP, the Servicer and the Trustee (i) two duly completed copies of the United States Internal Revenue Service Form W-8ECI or successor applicable form and (ii) an Internal Revenue Service Form W-8 or successor applicable form. The Purchaser also agrees to deliver to Deutsche FRLP, the Servicer and the Trustee two further copies of the said Form W-8ECI and Form W-8, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it and such extensions or renewals thereof as may reasonably be requested by the Servicer, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Purchaser from duly completing and delivering any such form with respect to it and the Purchaser so advises the Servicer, the Trustee and Deutsche FRLP.

          (20) Notwithstanding anything to the contrary in this letter, the Purchaser agrees that, upon written notice by the Servicer to the Purchaser in accordance with paragraph (22) below that the U.S. Internal Revenue Service ("IRS") has determined that amounts payable under the Supplement are subject to withholding tax under Section 1446 of the Code (a "Withholding Tax" and such determination being a "Withholding Event"):

               a. The Purchaser shall, for tax years for which the Purchaser has already filed, or was legally required to file, U.S. federal income tax returns (each a "Prior Tax Year") prior to notice of such Withholding Event in accordance with paragraph (22) below, (A) provide to Deutsche FRLP a signed officer's certificate of the Purchaser stating that amounts paid under the Supplement have been included in the Purchaser's U.S. federal income tax returns for each such Prior Tax Year, and (B) upon the written request of Deutsche FRLP, which request shall provide assurances of confidentiality of information reasonably satisfactory to the Purchaser, provide all information in the Purchaser's possession or control to Deutsche FRLP or, at the Purchaser's option, to the IRS directly required by the IRS in support of the application of Section 1463 of the Code for each such Prior Tax Year to such Withholding Tax.

               b. If Section 1463 of the Code is not applicable for any Prior Tax Year of the Purchaser because the Purchaser did not include amounts payable under the Supplement in its U.S. federal income tax return for such Prior Tax Year and properly pay any federal income tax due on such amounts or failed to file a U.S. federal income return with respect to such Prior Tax Year, the Purchaser shall (at the Purchaser's option) either (x) amend or file, as the case may be, its U.S. federal income tax return for such Prior Tax

          Year to properly include amounts paid under the Supplement during such Prior Tax Year, pay any federal income tax due on such amounts (and interest and penalties thereon if required) and comply with the provisions of clause (b) of this paragraph (20) with respect to such Prior Tax Year or (y) pay to Deutsche FRLP or the Trust, as applicable, the amount of any Withholding Tax (and any interest or penalties thereon) paid or payable by Deutsche FRLP or the Trust to the IRS (which payment by the Purchaser, if the applicable Withholding Tax has not theretofore been remitted to the IRS, shall be paid over by Deutsche FRLP or the Trust, as applicable, to the IRS for application to such Withholding Tax) on payments under the Supplement during such Prior Tax Year which were not included on the Purchaser's U.S. federal income tax return or with respect to which the Purchaser did not so properly pay federal income tax.

               c. No increased amounts shall be payable to the Purchaser if any taxes are required to be withheld or deducted from any amount payable to the Purchaser with respect to any Withholding Tax unless, due to a change in law, treaty or regulation (or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof), the credit for U.S. federal income tax purposes available to the Purchaser under the Code (as in effect on the Closing Date) resulting from such Withholding Tax is discontinued or substantially reduced.

In connection with remitting to the IRS any required amount of Withholding Tax on account of the Purchaser for any tax year subsequent to the last Prior Tax Year, the amount thereof may be charged first against the amount otherwise payable to the Purchaser pursuant to the Supplement (a "Payable Amount") for the distribution date immediately preceding such remittance and then against each successive Payable Amount for subsequent distribution dates to the extent required to aggregate such Withholding Tax amount.

         (21) The Purchaser agrees that it shall use reasonable efforts to take any actions that shall avoid any Withholding Tax or the need for, or reduce the amount of, any amounts payable to it for all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges ("Taxes"); provided that the Purchaser shall not be obligated to take any such actions that would, in the reasonable opinion of the Purchaser, be unlawful or otherwise disadvantageous to the Purchaser or would result in any unreimbursed cost or expense to the Purchaser, which cost and expense would not have been incurred but for such actions. If any amounts payable to the Purchaser for Taxes (referred to above) shall not be eliminated or reduced by the actions taken by the Purchaser and payment thereof under the Supplement shall not be waived by the Purchaser within 15 days after Deutsche FRLP shall have given written notice to the Purchaser of its intent to replace the Purchaser, Deutsche FRLP shall have the right to (A) request in writing that the Purchaser use reasonable efforts, and the Purchaser hereby agrees upon receipt of such request to use its reasonable efforts, to obtain a replacement investor for the Class C Certificates owned by the Purchaser, which replacement investor is reasonably acceptable to Deutsche FRLP, or (B) itself seek to replace the Purchaser with a new investor which is reasonably acceptable to Deutsche FRLP; provided that the Purchaser shall not be replaced with a new investor until the Purchaser has been repaid in full all amounts owed to it pursuant to the Supplement. Subject to the provisions of this paragraph (21), the Purchaser hereby agrees to assign all of its rights and obligations with respect to the Class C certificates (and with respect to the Supplement) to the replacement investor pursuant to an agreement in form and substance reasonably acceptable to the Purchaser, Deutsche FRLP, the Trustee and the replacement investor, subject to payment in full of all amounts due to the Purchaser under the Supplement.

           (22)      The Purchaser's address for notice is:

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                                                                      SCHEDULE 1



Name of Series
2000-3 Account                                                Account No.
--------------                                                -----------

Interest Funding Account                                      507-943910

Principal Funding Account                                     507-943953

Excess Funding Account                                        507-943902

Reserve Fund                                                  507-943937

Yield Supplement Account                                      507-943899


         All of the foregoing accounts are maintained at the Trustee.

                                                                      SCHEDULE 2


           Initial Principal Amounts of the Series 2000-3 Certificates

Class                                     Initial Principal Amount
-----                                     ------------------------
Class A                                       $1,193,750,000


Class B                                       $37,500,000


Class C                                       $18,750,000